UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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LATTICE SEMICONDUCTOR CORPORATION

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April 11, 2012
TO OUR STOCKHOLDERS:
You are cordially invited to attend the annual meeting of the stockholders of Lattice Semiconductor Corporation, which will be held on Wednesday, May 2, 2012, at 1:30 p.m. Pacific Time, at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2011 Annual Report to Stockholders for the fiscal year ended December 31, 2011. We encourage you to read the 2011 Annual Report to Stockholders. It includes our audited financial statements and information about our operations, markets, and products.
It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your shares as soon as possible. If you received a proxy card and other proxy materials by mail, you may vote online, by telephone, or by signing and dating the proxy card and returning it in the envelope provided. A copy of the Proxy Statement and our 2011 Annual Report to Stockholders is available online at http://bnymellon.mobular.net/bnymellon/lscc. Voting by telephone or over the Internet or by returning the proxy card will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person.
Sincerely,
Darin G. Billerbeck
President and Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares as soon as possible. You can vote your shares by telephone, online or by signing and dating a proxy card and returning it to the address provided on the proxy card. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of the shares shown on all of your proxy cards following instructions listed on each of the individual proxy cards. Thank you.

5555 NE Moore Court
Hillsboro, Oregon 97124-6421
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2012
TO OUR STOCKHOLDERS:
The annual meeting of stockholders of Lattice Semiconductor Corporation will be held at our corporate headquarters, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, on Wednesday, May 2, 2012, at 1:30 p.m., Pacific Time, for the following purposes:

1. To elect eight directors, each for a term of one year;

2. To approve the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan;

3. To approve, as an advisory vote, the compensation of the Company's named executive officers;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012; and

5. To transact such other business as may properly come before the meeting.
Only stockholders of record at the close of business on March 9, 2012, are entitled to vote at the meeting or any adjournment thereof. More information about these business items is described in the accompanying proxy statement. Any of the above matters may be considered at the annual meeting at the date and time specified above or at an adjournment or postponement of such meeting.
All stockholders are invited to attend the meeting in person. Whether or not you plan to attend the meeting, to assure your representation at the meeting, please vote as soon as possible. You are being provided a proxy card and other proxy materials by mail, and you may vote by mailing a completed proxy card or by telephone or online. For specific voting instructions, please refer to the information provided in the accompanying proxy statement, together with your proxy card. A copy of the Proxy Statement and our 2011 Annual Report to Stockholders is available online at http://bnymellon.mobular.net/bnymellon/lscc. Any stockholder of record entitled to vote at the meeting may vote in person at the meeting even if he or she has returned a proxy.
By Order of the Board of Directors
Byron W. Milstead
Secretary
Hillsboro, Oregon
April 11, 2012

5555 NE MOORE COURT
HILLSBORO, OREGON 97124-6421
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
General
Our board of directors is soliciting proxies to be used at the 2012 annual meeting of stockholders to be held at our corporate headquarters and principal executive offices, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421 on Wednesday, May 2, 2012, at 1:30 p.m., Pacific Time, or at any adjournment thereof.
This Proxy Statement, our 2011 Annual Report to Stockholders and the proxy card, is first being sent on or about April 11, 2012, to all stockholders entitled to vote at the meeting.
Purpose of Annual Meeting
The purpose of this annual meeting is:
1. To elect Darin G. Billerbeck, Patrick S. Jones, Robin A. Abrams, John Bourgoin, Balaji Krishnamurthy, W. Richard Marz, Gerhard H. Parker and Hans Schwarz as directors of the Company, each for a term of one year;

2. To approve the Company’s 2012 Employee Stock Purchase Plan;

3. To approve, as an advisory vote, the compensation of the Company's named executive officers, and;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

The board of directors recommends that stockholders vote “FOR” the election of Darin G. Billerbeck, Patrick S. Jones, Robin A. Abrams, John Bourgoin, Balaji Krishnamurthy, W. Richard Marz, Gerhard H. Parker and Hans Schwarz as directors of the Company. The board of directors recommends that stockholders vote "FOR" the approval of the Lattice Semiconductor 2012 Employee Stock Purchase Plan. The board of directors recommends that stockholders vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The board of directors recommends that stockholders vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.
Who Can Vote
Record holders of common stock at the close of business on March 9, 2012, may vote at the meeting. On March 9, 2012, there were 118,397,547 shares of common stock outstanding. Each stockholder has one vote for each share of common stock owned as of the record date. The common stock does not have cumulative voting rights.

How to Vote
Stockholders may vote their shares in person at the annual meeting, by mail, by telephone or online over the Internet. Stockholders who hold their shares through a bank, broker or other nominee should vote their shares in the manner prescribed by the bank, broker or other nominee.
Voting in Person at the Meeting. If you attend the annual meeting and plan to vote in person, we will provide you with a ballot at the annual meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the annual meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Voting by Mail. By signing the proxy card and returning it to the address provided on the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the annual meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting so that your shares will be voted if you are unable to attend the meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card that you received in the mail. If you vote by telephone, you do not need to complete and mail a proxy card.
Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card that you received in the mail. If you vote over the Internet, you do not need to complete and mail a proxy card. The internet voting procedures are designed to comply with Delaware law, to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.
If you deliver a proxy card by mail or vote by telephone or over the Internet, the proxy holders will vote your shares in accordance with the instructions that you provide. If you do not specify how to vote your shares, the proxy holders will vote them (i) “FOR” each of the nominees for director named herein, (ii) “FOR” approval of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, (iii) "FOR" approval of the compensation for the Company’s named executive officers, (iv) “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012, and (iv) in accordance with the recommendations of our board of directors, or, if no recommendation is given, in the discretion of the proxy holders, on any other business that may properly come before the meeting or any adjournment or adjournments thereof.
Revoking Your Proxy
You may revoke your proxy at any time before it is exercised by:

•	sending a written notice of revocation to the Secretary of Lattice Semiconductor Corporation (the “Company”), at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421;

•	entering a new vote by telephone, over the Internet or by submitting a properly signed proxy with a later date; or

•	voting in person at the meeting.

Vote Required for the Proposals
The votes required to approve the proposals to be considered at the annual meeting are as follows:
Proposal 1—Election of Directors. The eight nominees for the board of directors receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, will be elected as directors. You may vote “FOR” the nominees for election as directors, or you may “WITHHOLD” your vote with respect to one or more nominees. For purposes of determining whether a quorum exists for the meeting, if you return a proxy card or vote by telephone or over the Internet and withhold your vote from the election of all directors, your shares will be counted as present.
If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHELD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.
Proposal 2—Approval of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan. Approval of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan requires the affirmative vote of a majority of the total votes cast on the proposal (under applicable NASDAQ listing standards) and a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting (under Delaware law). You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to approve the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan.
Proposal 3—Approval of Compensation of Named Executive Officers. Approval of the non-binding, advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. The Board will consider the outcome of the vote when making future decisions regarding the compensation of the Company’s named executive officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the proposal to approve the compensation of the Company’s named executive officers.

Proposal 4—Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 29, 2012 requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG LLP is not ratified, the audit committee will take the results of this vote under advisement in evaluating whether to retain KPMG LLP. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012.

Quorum; Abstentions; and Broker Non-votes
A majority of the shares of common stock issued and outstanding on March 9, 2012, the record date for the annual meeting, present in person at the meeting or represented at the meeting by proxy, will constitute a quorum. A quorum must be present in order to hold the annual meeting and to conduct business. Your shares are counted as being present if you vote in person at the meeting, by telephone, over the Internet, or by submitting a properly executed proxy card.
Abstentions are counted as shares present at the meeting for purposes of determining whether a quorum exists. Abstentions have no effect on Proposal 1, the election of directors. Because abstentions will be included in tabulations of the votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal 2, the approval of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, Proposal 3, the approval of the Company’s named executive officer compensation, and on Proposal 4, the ratification of the selection of our independent registered public accounting firm.
If your broker holds your shares in its name (also known as “street name”), the broker is not permitted to vote your shares if it does not receive voting instructions from you on any matters that are not “discretionary” matters. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes will have no effect on Proposal 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes also will have no effect on Proposal 2, the approval of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, and Proposal 3, the approval of the Company’s named executive officer compensation, because broker non-votes will not be included in tabulations of votes cast and shares entitled to vote for purposes of determining whether a proposal has been approved. Broker non-votes will have no effect on Proposal 4, ratification of the appointment of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal. We urge you to give voting instructions to your broker on all voting items.

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is currently comprised of nine members. David E. Coreson will be retiring from his service on the board of directors when his current term expires at the Company's 2012 annual meeting of stockholders. On February 7, 2012, the board of directors reduced the number of directors serving on the board of directors from nine to eight effective immediately prior to the Company's 2012 annual meeting of stockholders. Pursuant to action by the nominating and governance committee of the board of directors, the Company will be nominating eight directors, named below, at the meeting, all to serve one-year terms ending in 2013. We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote your shares for the election of the eight nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.
The following briefly describes each of the nominees for director. In addition, a description of the specific experience, qualifications, attributes and skills that led our board of directors to conclude that each of the nominees should serve as a director follows the biographical information of each nominee below. Except as otherwise noted, each nominee has served in his or her principal occupation for at least ten years. There are no arrangements or understandings between any director, or nominee and any other person pursuant to which the director or nominee is or was to be selected as a director. There are no family relationships among any of the nominees, our directors or executive officers. There are no material proceedings to which nominees, directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving the nominees, directors or executive officers during the last ten years material to such person’s ability to serve as an officer or director or to such person’s integrity.
Nominees
Darin G. Billerbeck, age 52, has served as the Company’s President and Chief Executive Officer and as a director since November 2010. Prior to joining the Company, Mr. Billerbeck served as the Chief Executive Officer of Zilog, a microcontroller manufacturer, which was acquired by IXYS Corporation in February 2010. Prior to joining Zilog in January 2007, Mr. Billerbeck served 18 years in various executive and management positions at Intel Corporation, a global technology company, including as Vice President and General Manager of Intel’s Flash Products Group from 1999 to 2007.
Mr. Billerbeck brings to the Company extensive experience in semiconductor management, business development, product development and research and development experience obtained at a diversity of semiconductor companies, including senior management responsibility at a leading Fortune 100 semiconductor company. Mr. Billerbeck also brings to the Company the experience obtained by his prior service as the chief executive officer of a publicly-listed company.

Patrick S. Jones, age 67, has served as a director of the Company and chairman of the board since 2005. Mr. Jones served as the Senior Vice President and Chief Financial Officer of Gemplus International S.A., a provider of smart card empowered solutions, from 1998 until he retired in 2001. He served as the Vice President Finance, Corporate Controller for Intel Corporation, a global technology company, from 1992 until 1998. Prior to joining Intel, Mr. Jones served as the Chief Financial Officer of LSI Corporation, an electronics design company. Mr. Jones serves on the board of directors of Epocrates Inc. and Fluidigm Corporation, as well as on the boards of directors of several private venture backed companies in Europe and the United States. He served on the board of directors of Genesys S.A. from 2001 until 2008, Novell Inc. from 2007 until 2011, and Openwave Systems Inc. from 2007 until 2012.
Mr. Jones brings to the Company extensive financial management experience and financial expertise, having served as both a controller and chief financial officer of several publicly listed semiconductor and high technology companies. Mr. Jones has extensive international experience, having lived and worked in Europe, South America and Asia, and having served on the boards of directors of companies in Europe. He brings significant experience providing oversight to companies requiring “turnaround” assistance, including public and private companies. Mr. Jones’s service on public and private company boards also brings significant governance experience to the Company.
Robin A. Abrams, age 60, has served as the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and CEO of Palm Computing, Inc. Prior to Palm, she was President and CEO of VeriFone, a leading global debit/credit card authorization solutions provider. Ms. Abrams also held several key executive positions at Apple, including president of Apple Americas and managing director of Apple Asia. Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams currently is a member of the Boards of Directors of FactSet Research, HCL Technologies Ltd., Openwave Systems Inc., and Sierra Wireless, Inc.
Ms. Abrams brings to the Company extensive executive management experience obtained at Fortune 500 companies, including experience managing operations in both Asia and the United States and experience in high technology. Ms. Abrams contributes valuable governance experience based on service on a number of public company boards.

John Bourgoin, age 66, has served as President and Chief Executive Officer of MIPS Technologies, Inc. from 1998 until his retirement in 2009. Previously, he had served as Senior Vice President of Silicon Graphics, Inc. from 1996 to 1998, where he established the intellectual property business model for MIPS and orchestrated the MIPS spin-out from Silicon Graphics. Mr. Bourgoin also was employed at Advanced Micro Devices, Inc., where he held various senior positions, including Group Vice President of Microprocessor Products. He also has extensive experience in the programmable logic industry, having served as the Vice President of AMD's Programmable Logic Division. Mr. Bourgoin is currently a member of the Board of Directors at Micrel, Inc.

Mr. Bourgoin brings to the Board extensive experience in semiconductor and related high technology management, including programmable logic. Mr. Bourgoin has experience in executive management, strategic business development, operations management and other management disciplines derived during his service as a senior executive and chief executive officer.

Balaji Krishnamurthy, age 58, has served as a director since 2005. Mr. Krishnamurthy is the founder and has served as the President of LogiStyle, a firm that consults with corporations and their boards regarding leadership, corporate culture, governance and strategy, since 2005. From 1999 until 2005, he served as President, Chief Executive Officer and a director of Planar Systems Inc., a provider of flat panel display solutions for the medical, commercial, industrial and retail markets. From 2003 until 2005, he served as the chairman of Planar’s board of directors. Mr. Krishnamurthy held various management, engineering and marketing positions at Tektronix Inc., an electronics manufacturer, from 1984 until 1999.
Mr. Krishnamurthy brings to the Company extensive experience managing engineering, marketing and operations in a high technology environment. He is a recognized leader in the field of executive compensation. Mr. Krishnamurthy also brings to the Company the experience obtained by his prior service as the chief executive officer of a publicly-listed company.

W. Richard Marz, age 68, has served as a director of the Company since 2007. Mr. Marz is the founder and President of MMW Group, a technology consulting firm. Prior to founding MMW Group, he served in various senior management positions with LSI Corporation, an electronics design company, from 1995 until 2006. From 2003 until 2006, he was LSI’s Executive Vice President, Worldwide Strategic Marketing. From 2001 until 2003, he served as Executive Vice President, ASIC Technology. Mr. Marz previoiusly served as Vice President of Sales and Marketing, the Americas, at Advanced Micro Devices. Mr. Marz serves on the board of directors of Perceptron Inc.
Mr. Marz brings to the Company over forty years of extensive sales, marketing and engineering experience in semiconductor and related industries. Mr. Marz managed the field applications engineering activities in two corporations and the corporate marketing functions in two global semiconductor companies. Mr. Marz also brings significant governance experience to the Company by way of his service on the boards of directors of various public and private companies.

Gerhard H. Parker, age 68, has served as a director of the Company since 2005. Mr. Parker served in various management and engineering positions with Intel Corporation, a global technology company, from 1969 until his retirement in 2001. From 1998 until 2001, he served as Executive Vice President for Intel’s New Technology Group. From 1991 until 1998, Mr. Parker served as the General Manager of Intel’s Technology and Manufacturing Group. Mr. Parker is also a member of the board of directors of Applied Materials Inc. and FEI Company.
Mr. Parker brings to the Company extensive manufacturing, engineering, business and operational experience developed as a senior executive in a global Fortune 100 company. His broad knowledge of the semiconductor industry is enhanced by his service on the boards of the leading semiconductor equipment manufacturer and a leading TEM and SEM company. Mr. Parker’s service on these other boards also brings extensive governance experience to the Company.

Hans Schwarz, age 54, has served as a director of the Company since June 2009. Mr. Schwarz currently serves as Corporate Vice President, Business Development for RF Micro Devices, Inc., a position he has held since 2011. Prior to joining RF Micro Devices, Mr Schwarz was the founder of c365 Inc., a web-based energy analytic start-up company. Prior to founding c365, he served as the managing director of Galleon Group's late stage private crossover venture fund from 2007 until 2009. Mr. Schwarz served in various management, business development and product development positions with Xilinx Inc., a supplier of programmable logic devices, from 1992 until 2007. Prior to his departure from Xilinx in 2007, he served as the company’s Vice President, Business and Strategy Development.
Mr. Schwarz brings to the Company extensive semiconductor experience including fifteen years of engineering, management and business development experience in the programmable logic semiconductor industry. He has specific experience and expertise in business and strategy development with an emphasis in semiconductors,

associated customer systems and business partners. Mr. Schwarz is an experienced mergers and acquisitions and strategic investments practitioner with particular focus on associated new and emerging technologies, intellectual property vendors and potential strategic partners.
Required Vote
The nominees receiving the highest number of affirmative votes cast at the meeting, in person or by proxy, shall be elected as directors.
If the election of directors at this annual meeting is uncontested and any director receives a greater number of “WITHHOLD” votes than “FOR” votes, then pursuant to our Corporate Governance Policies, such director shall submit a letter of resignation for consideration by the nominating and governance committee. The nominating and governance committee shall recommend to the board of directors the action, including acceptance or rejection, to be taken with respect to such offer of resignation. Within 120 days of the stockholder meeting, the board of directors shall act with respect to such offer of resignation.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DARIN G. BILLERBECK, PATRICK S. JONES, ROBIN A. ABRAMS, JOHN BOURGOIN, BALAJI KRISHNAMURTHY, W. RICHARD MARZ, GERHARD H. PARKER AND HANS SCHWARZ AS DIRECTORS OF THE COMPANY.

CORPORATE GOVERNANCE AND OTHER MATTERS
Director Independence
The board of directors has determined that each of our directors, except Mr. Billerbeck, is independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of the NASDAQ Stock Market, Inc. (“NASDAQ”), as currently in effect. Furthermore, the board of directors has determined that each of the members of each of the committees of the board of directors is “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ, as currently in effect.
Annual Meeting Attendance
Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings of stockholders, directors are encouraged to attend. All directors attended the last annual meeting of stockholders, other than Ms. Abrams and Mr. Bourgoin who were appointed to the board subsequent to the annual meeting.

Board Meetings and Committees
In fiscal 2011, the board of directors held a total of thirteen meetings. The independent directors meet regularly without the presence of management. Mr. Jones, in his capacity as chairman of the board, led meetings of independent directors in fiscal 2011. Each of our current directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served.
Our board of directors currently has three standing committees: the audit committee, the compensation committee, and the nominating and governance committee. Each of these committees operates under a written charter adopted by the board of directors. Copies of each of the committee charters are available on our website at the following address: http://ir.latticesemi.com/phoenix.zhtml?c=117422&p=irol-govHighlights.
The board has elected to maintain a leadership structure with an independent director serving as the chairman. Although we recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies, we believe our current board leadership structure is optimal for the Company as it provides for strong independent exercise of the board’s oversight responsibilities.
Audit Committee
The Company has a separately designated standing audit committee. The audit committee oversees the accounting and financial reporting process and the external audit process of the Company and assists the board of directors in the oversight and monitoring of (i) the integrity of the financial statements of the Company, (ii) the internal accounting and financial controls of the Company, (iii) compliance with legal and regulatory requirements, and (iv) the qualifications, performance, and independence of the Company’s independent registered public accounting firm. In this capacity, the audit committee is responsible for appointing, approving the compensation of, and overseeing the work of the independent registered public accounting firm. In addition, the audit committee reviews and approves all work performed by the independent registered public accounting firm. The audit committee meets regularly with management and with our independent registered public accounting firm, which has access to the audit committee without the presence of management representatives.
During fiscal 2011, the audit committee was composed of Mr. Jones (chairman of the committee), Mr. Krishnamurthy, Mr. Parker and after she joined the board of directors in September 2011, Ms. Abrams. The audit committee met eleven times in fiscal 2011. Our board of directors has determined that the audit committee members meet the financial literacy requirements under applicable NASDAQ rules and that Mr. Jones qualifies as an audit committee financial expert under applicable SEC rules.
It is management’s responsibility to manage risk on a daily basis and bring to the board of directors’ attention the most material risks to the Company. Although the board of directors has overall responsibility for oversight of risk management with a focus on the most significant risks facing the Company, the board has delegated to the audit committee responsibility for establishment with the Company’s management of a process by which the material risks facing the Company are identified. Each quarter, the committee receives a risk update from management, comprised of a list of major risks faced by the Company and the status of actions taken to mitigate those risks. Throughout the year, the board and the audit committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The audit committee also routinely meets with various Company compliance personnel to obtain a periodic assessment of compliance issues facing the Company.
Compensation Committee
The compensation committee evaluates and, subject to obtaining the agreement of all the independent directors, approves our chief executive officer’s compensation, approves the compensation of our other executive officers, and reviews succession planning for the chief executive officer position. The committee also administers our equity plans and handles other compensation issues. During fiscal 2011, the compensation committee was composed of Mr. Coreson, Mr. Krishnamurthy, Mr. Marz (chairman of the committee), Mr. Schwarz and, after he joined the board of directors in September 2011, Mr. Bourgoin. The compensation committee met six times in fiscal 2011. Effective March 2012, Bourgoin will serve as its chairman.
The compensation committee, comprised of directors who satisfy the independence requirements of NASDAQ, the SEC, and the Internal Revenue Code, reviews, approves, and administers our executive compensation program. As set forth in the committee charter, the role of the compensation committee is to act for the board of directors to oversee the compensation of our chief executive officer and other executive officers, and to oversee the executive officer compensation plans, policies, and programs of the Company. The committee also oversees our employee equity incentive plans, and reviews and approves equity grants to our employees.
The compensation committee annually evaluates and, subject to obtaining the agreement of all the independent directors, approves the chief executive officer’s compensation, including (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the specific goals and target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer, evaluates his performance in light thereof, and considers other factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals.
The compensation committee also annually evaluates and approves for the other executive officers of the Company (i) the annual base salary, (ii) the annual cash-based variable compensation program, including the target award amounts, (iii) equity compensation, (iv) any employment agreement, severance arrangement, or change in control agreement/provision, and (v) any other benefits, compensation, or arrangements. The compensation committee consults with the chief executive officer regarding the specific goals established for the other executive officers in connection with the annual cash-based variable compensation program.
The compensation committee also reviews compensation and benefits plans affecting employees in addition to those applicable to executive officers. We have determined that it is not reasonably likely that compensation policies and practices for our employees would have a material adverse effect on the Company. The full board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.
The compensation committee has the authority to retain its own compensation consultants and outside legal, accounting, and other advisers at the Company’s expense. Such consultants and advisers report directly to the compensation committee and the committee has the authority to approve the fees payable to such advisers by the Company and other terms of retention. The compensation committee does not delegate its authority to such consultants or advisers. In fiscal 2011, the compensation committee engaged the services of Mercer, a compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data, and other aspects of administering the Company’s executive compensation program and equity compensation programs. Mercer serves at the discretion of the compensation committee.
Nominating and Governance Committee
The nominating and governance committee identifies qualified persons to become directors and recommends candidates for all vacant directorships to be filled by the board of directors or by the stockholders, reviews and evaluates the performance of the board of directors and each committee of the board of directors, makes recommendations to the board of directors for nominees to the committees of the board of directors, and oversees compliance with our corporate governance policies. During fiscal 2011, the nominating and governance committee was composed of Mr. Coreson (chairman of the committee), Mr. Jones, Mr. Marz and, starting in October 2011, Mr. Parker. The nominating and governance committee met five times in fiscal 2011. Effective February 2012, Ms. Abrams joined the committee, and effective May 2012, Mr. Parker will serve as its chairman.

The nominating and governance committee believes that each of the Company’s directors should have certain minimum personal qualifications, including the following:

•	professional competence, expertise, and diversity of background that is useful to the Company;

•	the desire and ability to serve as a director, and to devote the time and energy required to fulfill the responsibilities of the position successfully;

•	character, judgment, experience, and temperament appropriate for a director; and

•	independence, together with personal and professional honesty and integrity of the highest order.
The committee evaluates candidates for nomination on the basis of their individual qualifications, and also on the basis of how such individuals would provide valuable perspective or fill a need on the board of directors. Factors in such determination include:

•	the current size and composition of the board of directors;

•	the independence of the board of directors and its committees;

•	the presence on the board of directors of individuals with expertise in areas useful to the Company;

•	the diversity of individuals on the board of directors, including their personal characteristics, experiences, and backgrounds;

•	the number of other boards on which the candidate serves; and

•	such other factors as the committee or the board of directors consider significant.
The committee believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the committee considers the evolving needs of both the Company and the board and searches for candidates that fill any current or anticipated future gap. The committee also focuses on issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The committee does not have a formal policy with respect to diversity; however, the board and the committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the board, the committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
The nominating and governance committee will consider candidates for our board of directors suggested by its members, other members of the board of directors, our senior management, individuals personally known to members of our board, and our stockholders. From time to time, the committee may solicit proposals for candidates from interested constituencies, or may use paid third-party search firms to identify candidates.
Under the terms of its charter, the committee is obligated to consider in good faith any candidate recommended by one or more of our ten largest unaffiliated stockholders of record, provided that, in the committee’s judgment, the candidate satisfies the criteria for board service set forth in the committee’s charter. The committee evaluates candidates in the same manner regardless of how such candidates are brought to the attention of the committee.
Stockholders who wish to submit names of candidates for our board of directors for consideration by the nominating and governance committee should do so in writing, addressed to the nominating and governance committee, c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, and should include the following information:

•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee (if the stockholder believes that they are one of our ten largest unaffiliated stockholders, then the stockholder should include language to this effect in their statement);

•	the name and contact information for the candidate;

•	a statement of the candidate’s occupation and background, including education and business experience;

•	information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

•
a statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company; and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

•	a statement that the candidate is willing to be considered for nomination by the committee and willing to serve as a director if nominated and elected.
Additional information may be requested by the committee as appropriate.
In addition, our bylaws permit stockholders to nominate individuals to stand for election to our board of directors at an annual stockholders meeting. Stockholders wishing to submit nominations must notify us of their intent to do so on or before the date specified under “Stockholder Proposals—Other Stockholder Proposals and Director Nominations.” Such notice must include the information specified in our bylaws, a copy of which is available from our corporate secretary upon written request.
Stockholder Communications with the Board of Directors
Stockholders may communicate with the board of directors by writing to us c/o Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Audit Committee Report
The responsibilities of the audit committee are fully described in the audit committee charter. Management is responsible for maintaining our financial controls and preparing our financial reports. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing an audit report. The audit committee’s responsibility is to execute the audit committee charter and oversee these processes. In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 with management and our independent registered public accounting firm.
The audit committee discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm the independent accountant’s independence from Lattice and our management.
Based upon the audit committee’s discussions with management and our independent registered public accounting firm and the audit committee’s review of the representations of management, the report of our independent registered public accounting firm, and the information referenced above, the audit committee recommended that the board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.
Audit Committee
Patrick S. Jones, Chairman
Balaji Krishnamurthy
Gerhard H. Parker
Robin A. Abrams

PROPOSAL 2: APPROVAL OF THE LATTICE SEMICONDUCTOR CORPORATION 2012 EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, which we refer to as the ESPP. The ESPP allows employees to purchase shares of our common stock at a discount using payroll deductions. Stockholder approval of the ESPP would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code.
The board of directors adopted the ESPP, upon recommendation of the compensation committee, subject to stockholder approval at this annual meeting. The ESPP provides for the issuance of up to 3 million shares of common stock. As of December 31, 2011, 47,655 shares remained available for issuance under the Company's prior Employee Stock Purchase Plan. If stockholders approve this new ESPP, the board of directors will terminate the Company's prior Employee Stock Purchase Plan effective on the effectiveness of the new ESPP.
A copy of the ESPP is attached to this proxy statement as Annex 1. The description below is a summary and not intended to be a complete description of the ESPP. Please read the ESPP for more detailed information.
Description of the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan
The purpose of the ESPP is to provide employees of the Company and of designated subsidiaries with an opportunity to purchase shares of common stock. The ESPP has two portions-one portion for employees in the United States and one portion for international employees.
The portion of the ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of such portion of the ESPP, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
A total of 3 million shares of common stock will be available for issuance and purchase under the ESPP. The number of shares of common stock available for issuance and purchase under the portion of the ESPP for United States employees will be 3 million shares of common stock less the number of shares of common stock used for the employee stock purchase programs for employees outside the United States. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the ESPP.
The ESPP will be administered by the compensation committee of our board of directors or any other committee appointed by the board of directors to administer the ESPP. The committee has the full and exclusive discretionary authority to construe and interpret the ESPP and the rights granted under it, to designate from time-to-time which of our subsidiaries will participate in the ESPP, to establish offering and purchase periods under the ESPP, to establish rules and regulations for the administration of the ESPP, and to amend the ESPP to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences. The committee also may adopt special rules for employees of our international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside.
Eligibility
Generally, all employees of the Company and its designated subsidiaries whose customary employment is for more than 20 hours per week, who have completed at least six months of service with the Company or any subsidiary, and whose customary employment is for more than 5 months in any calendar year are eligible to participate in the ESPP. Employees of designated subsidiaries outside the United States may have different eligibility requirements as determined appropriate by the committee, for example, to accommodate local requirements and practices. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the ESPP. As of March 30, 2012, there would have been approximately 780 employees eligible to participate in the ESPP, subject to qualification of the plan in local jurisdictions outside the United States.
Purchase of Shares of Common Stock
Pursuant to procedures established by the committee, eligible employees may elect to have a portion of their compensation used to purchase shares of common stock. Purchase periods are established and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the committee, employees may withdraw with respect to a future purchase period. If an employee withdraws from a future purchase period, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.
On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee's compensation during the applicable purchase period for purposes of the ESPP will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set, unless the committee determines higher percentages, at the lesser of (i) eighty-five percent (85%) of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) eighty-five percent (85%) of the fair market value of a share of common stock on the purchase date. For purposes of the ESPP, “fair market value” generally means the closing sales price of a share of common stock for the day. As of March 30, 2012, the closing sales price of a share of common stock as reported on the Nasdaq Stock Market was $6.43 per share.
The Code limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the ESPP during any calendar year to $25,000. In addition, an employee may purchase a maximum number of shares determined by dividing $25,000 by the fair market value of the shares on the first day of the applicable offering period and the committee may further limit the number of shares that an employee may purchase in any purchase period. Employees in the United States must notify us if shares of common stock are disposed of in a disposition that does not satisfy the holding period requirements of Section 423 of the Code (generally, as discussed below, two years from the beginning of the applicable purchase period).
We will pay the administrative costs associated with the operation of the ESPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.
We may deduct or withhold or require employees to pay to us any federal, state, local and other taxes we are required to withhold with respect to any event arising as a result of the ESPP. We may also deduct those amounts from the employees' wages or compensation.
Effect of Certain Corporate Events
The ESPP provides for adjustment of the number of shares of common stock which may be granted under the ESPP as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the common stock or recapitalization, reorganization, consolidation, split-up, spin-off or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us.
In the event of any corporate transaction, the committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the ESPP, in the number, class of or price of shares of common stock available for purchase under the ESPP and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. In the event of any such transaction, the committee may elect to have the purchase rights under the ESPP assumed or such purchase rights substituted by a successor entity, to set an earlier purchase date, prior to the consummation of such corporate transaction, to terminate all outstanding purchase rights either prior to their expiration or upon completion of the purchase of shares of common stock on the next purchase date, or to take such other action deemed appropriate by the committee.
Amendment or Termination
The board of directors may amend the ESPP at any time, provided such amendment does not cause rights issued under the portion of the ESPP for United States employees to fail to meet the requirements of Section 423 of the Code. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or any securities exchange on which the shares are traded must be submitted to the stockholders for approval. The board of directors may suspend or terminate the ESPP any time.
U.S. Federal Income Tax Consequences
The following discussion is only a brief summary of the United States federal income tax consequences to us and our employees under the portion of the ESPP applicable to employees in the United States. It is based on the Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.
The amounts deducted from an employee's pay pursuant to the ESPP will be included in the employee's compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the ESPP or at the time the employee purchases shares of common stock pursuant to the ESPP.
If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the ESPP (the “holding period”), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee's death, the employee's estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.
If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.
In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee's tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee's holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.
If the employee disposes of shares of common stock purchased pursuant to the ESPP after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the ESPP. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.
New Plan Benefits
Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP. Non-employee directors are not eligible to participate in the ESPP.

Required Vote
The proposal to approve the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE LATTICE SEMICONDUCTOR CORPORATION 2012 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking stockholders to approve an advisory resolution on the Company’s named executive officer compensation as disclosed in this proxy statement. As described below in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement, the compensation committee has structured our executive compensation program to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved. The compensation committee and the board of directors believe that the compensation policies and procedures articulated in the “Compensation Discussion and Analysis” section of this proxy statement are effective in achieving our goals.
We urge stockholders to read the “Executive Compensation” section of this proxy statement beginning on page 13 of this proxy statement, including the “Compensation Discussion and Analysis” that discusses our named executive compensation for fiscal 2011 in more detail, as well as the “Summary Compensation Table” and other related compensation tables, notes and narrative, appearing on pages 18 through 30 of this proxy statement, which provide detailed information on the compensation of our named executive officers.
In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2012 annual meeting of stockholders:
RESOLVED, that the stockholders of Lattice Semiconductor Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2012 annual meeting of stockholders.
Although this proposal, commonly referred to as a “say-on-pay” vote, is an advisory vote that will not be binding on the board of directors or the compensation committee, the board of directors and the compensation committee will consider the results of this advisory vote when making future decisions regarding our named executive officer compensation programs.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy
We believe that executive compensation arrangements and practices should be clear and unambiguous, and should be fully approved by the compensation committee and disclosed to stockholders. We endeavor to attract, motivate and retain highly qualified employees, to align our executives’ interests with those of our stockholders and to provide our executives with certain additional compensation when superior financial results are achieved.
We believe our senior management has the highest potential to impact our business results and thus variable, performance-based cash compensation should constitute a higher percentage of our executives’ overall potential cash compensation. We also believe that senior management performance should be measured primarily by business results that are linked to stockholder interests.
We strive to maintain an egalitarian culture in which the compensation programs offered to all employees are aligned to ensure consistent effort to achieve financial and operational goals and thus, to increase stockholder value. We believe that senior management should be held to the same standards as other employees. Therefore, we offer only limited enhanced benefits to senior management, and only with a direct business purpose.
We believe that cash-based variable compensation of executive officers should be directly linked to our short-term or annual performance, while longer-term incentives, such as equity compensation, should be aligned with the objective of enhancing stockholder value over the long term. We believe the use of equity compensation strongly links the interests of Company management to the interests of our stockholders.
In addition, we believe that our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, retain, and motivate the senior executives whom we believe are critical to our long-term success. We believe that we can accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between the chief executive officer and other executives, and between executives and other non-executive employees.
Changes to Executive Officer Compensation Policies in Fiscal 2011
Annual Burn Rate Commitment for Equity Compensation Awards
In February 2011, the compensation committee and Board of Directors approved an annual burn rate commitment pursuant to which the number of shares subject to equity compensation awards to be granted will be limited in a manner consistent with the recommendations of Institutional Shareholder Services (ISS) for companies in our industry. During 2011, 2012 and 2013 the Company intends that such awards will not exceed, as an average over the three-year period, 4% of the Company’s outstanding shares per year (measured as the weighted-average common shares outstanding, excluding treasury shares, for each year). For purposes of this calculation, one full value share may equal 1.5 option shares, as calculated consistent with ISS policy regarding the volatility of the Company’s common stock, which may change from year to year.
Amended Equity Compensation Plan to Prohibit Repricing Stock Options Without Stockholder Approval
In February 2011, the committee also approved amendments to the Company’s 1996 Stock Incentive Plan, under which our named executive officer equity compensation awards are granted, to prohibit repricing of stock options without stockholder approval going forward.
Stock Ownership and Retention Requirements
In February 2011, the compensation committee recommended and the Board adopted the requirement that the Company’s chief executive officer, not more than five years after the date of initial employment, maintain ownership of the Company’s stock equal in value to three times the chief executive officer’s base salary. In addition, the compensation committee adopted a requirement that each of the Company’s officers will be required to hold for a minimum of 24 months after the applicable payment date all shares acquired pursuant to RSUs.
Restitution or Recovery Policy
In February 2011, the Board approved amendments to the Company’s Corporate Governance Policies to provide that the Company will seek to recover, at the direction of the compensation committee after it has considered the costs and benefits of doing so, and to the extent permitted by applicable law, incentive compensation awarded or paid to an executive officer of the Company for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.
Other Executive Benefit Arrangements and Gross Ups
In February 2011, the compensation committee adopted a policy eliminating the payment of all tax gross-ups for the Company’s executive officers except for tax gross-ups for relocation expenses.

Comparisons to Market Data
As part of its process for reviewing and approving executive compensation during fiscal 2011, the compensation committee used market data for a peer group of companies, principally mid-sized technology companies located in California and Oregon. Market data was collected and analyzed with the assistance of Mercer. Peer group comparisons were judged in part with reference to the relative size and financial performance of the Company and the members of the peer group.
During fiscal 2011, the peer group consisted of the following companies:
Applied Micro Circuits Corporation
Cirrus Logic, Inc.
Cyprus Semiconductor Corporation
DSP Group, Inc.
Micrel, Inc.
Monolithic Power Systems, Inc.
Microsemi Corporation
Netlogic Microsystems Inc.
PMC-Sierra, Inc.
Power Integrations, Inc.
Silicon Laboratories, Inc.
Standard Microsystems Corporation

TriQuint Semiconductor, Inc.
The compensation committee analyzed the market data primarily to ensure that the executive compensation program as a whole was competitive with compensation programs at peer group companies. The compensation committee did not generally target a specific position in the range of market data for each individual executive or for each component of compensation. In determining the amounts of each component of compensation for each executive officer, the committee considered its judgment as to executive’s level of responsibility, prior experience, past job performance, contribution to the Company’s success, capability and results achieved, and reviewed the benchmark data. The compensation committee did not generally apply formulas or assign these factors specific mathematical weights, but rather exercised its business judgment and discretion.
Fiscal 2011 Executive Compensation
The principal components of fiscal 2011 executive compensation are base salary, annual cash-based incentive compensation, and long-term equity incentive compensation.
In determining the fiscal 2011 compensation package for the chief executive officer and the Company’s other named executive officers, the compensation committee considered all components of the officers' compensation. Based on the factors discussed above, the compensation committee has determined that the total compensation of the chief executive officer and the other named executive officers of the Company, including the potential payouts in the case of severance and change of control arrangements, were reasonable and not excessive.
Base Salary
Base salaries for our named executive officers for fiscal 2011 were set based on competitive factors including the need to attract and retain and motivate superior performance by our executive officers and the historic salary structure for various levels of responsibility within the Company. The compensation committee periodically conducts surveys of companies in our industry in order to determine whether our executive base salaries are in a competitive range. The committee’s review of salaries in 2011 indicated that executive salaries generally fell between the 25th and 50thpercentile of salaries for comparable positions at peer companies. During 2011, we increased the salaries of Mr. Milstead, our Corporate Vice President & General Counsel and of Mr. Riley, our Corporate Vice President and General Manager, Infrastructure Business Group, based on the assumption of additional functional responsibilities by the named officers. In reviewing the base salary for the Company's chief executive officer for fiscal 2011, the committee reviewed survey data relating to peer companies in our industry and determined that the salary was between the 25th and 50th percentile of salaries for this position. No changes were made in the base salary of the chief executive officer during 2011.
Annual Cash-based Incentive Compensation
The Company’s annual cash incentive compensation program is intended to align executive officer interests with our short term corporate strategy and correlate pay with the achievement of short-term Company objectives and financial performance.
For fiscal 2011 the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, together with all other employees of the Company were eligible to participate in the Company’s 2011 Cash Incentive Plan (the “2011 Plan”). Under the 2011 Plan, individual cash incentive payments for the chief executive officer and other executive officers were based both on Company performance, as measured by achievement of operating income (before incentive plan accruals) and revenue goals within specified ranges established by the compensation committee, and individual performance, as measured by the achievement of personal management objectives, with each of these components potentially affecting the cash incentive award. The compensation committee determined the individual performance of the chief executive officer, as measured against the personal management objectives established by the committee during the first fiscal quarter of 2011, and the chief executive officer determined the individual performance of the other participants, as measured against personal management objectives recommended by the chief executive officer and approved by the committee during the first fiscal quarter of 2011. The personal management objectives related to achievement of certain financial performance, product development, customer development and operational efficiency targets.
In setting the 2011 Plan award target amounts for the named executive officers for fiscal 2011, the compensation committee considered the overall affordability of the 2011 Plan and considered the industry market data provided by the compensation consultant.
The 2011 Plan required that the Company achieve a certain level of profitability on a GAAP operating basis, or there would be no payments under the 2011 Plan. Under the 2011 Plan, the aggregate target cash awards for all executive management participants in the 2011 Plan, including the chief executive officer, other executive officers, and other members of senior management, including vice presidents and director-level employees, totaled approximately $2.4 million, and the aggregate maximum cash award for all participants totaled approximately $5.8 million. Three levels of Company financial performance were projected (labeled L2, L3, and L4 in the table below) as reflected in GAAP operating income targets that were required to be met for the 2011 Plan to fund at each of the three levels. In the chart below, funding is listed for a top performing individual. If company performance fell between two performance levels (such as between L3 and L4), the Plan was to be funded on a curve.
2011 Plan Company Financial Performance Structure (Annual Figures)

	L2	L3	L4
GAAP Operating Income	$8.3M	$54.6M	$79.0M
Budget Pool for Executives and Other Management	$1.3M	$2.4M	$4.7M
Budget Pool for Other Employees	$1.7M	$3.4M	$ 6.8M
Executive Plan Element Funding Levels (% of Annual Salary)	25%	50%	100%

The Company’s operating income for fiscal 2011, after adjustment for certain non-recurring items, approximated the L2 performance goal, so cash incentives were paid to plan participants at the L2 level, subject to adjustment for achievement of individual personal management objectives. The individual achievement of the personal management objectives by the named executive officers participating in the program ranged from 77% to 86%. Under the 2011 Plan, cash incentive payment amounts were not reduced if at least 80% of individual personal management objectives were attained. Specific payments to named executive officers under the 2011 Plan are set forth in the 2011 Summary Compensation Table at page 18.
Long-Term Equity Incentive Compensation
The Company’s equity incentive plans are intended to motivate and reward the achievement of long-term Company performance and to motivate and retain key personnel. In fiscal 2011, the compensation committee engaged the services of Mercer to review the Company’s equity compensation programs. Based on this review and other deliberations, the committee determined to return to its practice of granting a blend of options and RSUs in connection with its annual grants in fiscal 2011. The committee established a potential grant value for each named executive officer, including the chief executive officer, based on recommendations provided by Mercer, as revised to reflect the Company's commitment to the burn rate cap on annual equity grants. The committee intends these grants to be competitive with similar grants to named executive officers by companies in our peer group based on our valuation of the grants using the Black-Scholes valuation model. The committee also determined that it would explore the design of a performance share program in future periods. The committee intends that the vesting of such shares or the payment of value at the end of the performance period be contingent on the achievement of performance goals. The committee made and intends in the future to make annual replenishment grants during its regularly scheduled board meeting during the first fiscal quarter, commencing in fiscal 2011, to align the timing of these grants with the review of executive officer and other employee performance.
Accounting and Tax Considerations
In determining the compensation programs, practices and packages offered to the Company’s executive officers for fiscal 2011, the compensation committee took into consideration the accounting and tax effects of each component of compensation and aims to keep the compensation expenses associated with such programs, practices and packages within reasonable levels.
Under Section 162(m) of the Internal Revenue Code and related regulations of the Internal Revenue Service, the Company generally receives a federal income tax deduction for compensation paid to our five most highly paid executive officers only if the compensation is less than $1 million during any year or is “performance-based” under Section 162(m). Our 1996 Stock Incentive Plan and our 2001 Stock Plan were both designed to permit our compensation committee to grant stock options and other equity compensation awards that are “performance-based” and thus fully tax-deductible to the Company.
The cash compensation paid to all executive officers was less than $1 million per person in 2011. In the future, we may from time to time pay compensation to our executive officers that may not be deductible when, for example, we believe such compensation is appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and/or the executive’s performance.

Results of 2011 Stockholder Advisory Approval of Named Executive Officer Compensation

At the Company's 2011 annual meeting of stockholders, we requested our stockholders to approve, on an advisory

(non-binding) basis, the compensation of the Company's named executive officers for fiscal 2010 as reported in the proxy statement for the 2011 annual meeting of stockholders. The Company's stockholders expressed substantial support for the named executive officers' compensation, with approximately 94.0% of the shares present and entitled to vote for approval, on an advisory basis, of this "say on pay" proposal. Because of this high level of support expressed by our stockholders, the compensation committee has continued to apply a similar approach for named executive officers compensation decisions and policies.

2011 Summary Compensation Table
The following table sets forth summary information concerning compensation for our named executive officers, which includes our CEO, our CFO, each individual who served in such capacities during our fiscal year ended December 31, 2011, and our other three highest compensated executive officers for fiscal 2011.

	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compensa- tion ($)(2)	Total ($)
Billerbeck, Darin G. President and CEO(3)	2011	450,000		0		250,003	0	135,000	2,529	837,532
	2010	69,236		300,000	(4)	0	1,681,875	0	0	2,051,111
Bedewi, Joseph G. Corporate Vice President and CFO(5)	2011	182,692		0		692,000	0	44,471	86,671	1,005,834

Potter, Michael G. Former Corporate VP & CFO(6)	2011	85,096		0		100,000	110,250	0	365,424	660,770
	2010	293,755		0	(8)	0	0	255,200	4,821	553,776
	2009	256,029		50,000	(7)	0	385,620	0	56,430	748,079
Milstead, Byron W. Corporate VP & General Counsel	2011	271,923		0		100,000	110,250	67,885	6,706	556,764
	2010	252,506		0		0	0	220,504	5,206	478,216
	2009	245,004		0		0	119,821	0	8,816	373,641
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group (8)	2011	272,231		0		100,000	110,250	67,971	3,274	553,725
	2010	255,257		0		0	0	230,007	1,774	487,038
	2009	250,008		0		0	92,170	0	1,666	343,844
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions(9)	2011	89,846		0		100,000	110,250	0	325,042	625,138
	2010	348,830	(10)	0		0	0	265,050	3,022	616,902
	2009	285,000		0		37,317	120,497	0	4,501	447,315

(1)
This amount represents the aggregate grant date fair value computed in accordance with the requirements of FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Amounts shown do not reflect compensation actually received by the named executive officer. The assumptions used to calculate the value of the option awards are set forth in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on form 10-K for the fiscal year ended December 31, 2011.

(2)	Additional information regarding the amounts provided in this column is provided in the All Other Compensation Table that follows this table.

(3)	Mr. Billerbeck joined the Company as President and Chief Executive Officer on November 8, 2010.

(4)	In 2010, Mr. Billerbeck was awarded a signing bonus of $300,000 in accordance with the terms of his employment agreement.

(5)	Mr. Bedewi joined the Company as Corporate Vice President and Chief Financial Officer on April 11, 2011.

(6)
Mr. Potter joined the Company as Corporate Vice President and Chief Financial Officer on February 17, 2009. As disclosed in a Form 8-K filed on March 18, 2011, Mr. Potter left the Company effective April 15, 2011.

(7)	In 2009, Mr. Potter was awarded a signing bonus of $50,000 in accordance with the terms of his employment agreement.

(8)	Mr. Riley was designated an executive officer in 2009.

(9)	Mr. Fanning was designated an executive officer in 2009. As disclosed in a Form 8-K filed on March 25, 2011, Mr. Fanning left the Company effective April 23, 2011.

(10)
Mr. Fanning served as Interim Chief Executive Officer from September 4, 2010 until November 8, 2010. His salary during 2010 included a supplemental amount paid for this service pursuant to a letter agreement between Mr. Fanning and the Company as previously disclosed in the amended Form 8-K filed with the SEC on September 1, 2010.

2011 All Other Compensation Table
The following table sets forth information concerning items included in the All Other Compensation column of the Summary Compensation Table for the fiscal year ended December 31, 2011.

Name	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	401(k) Match ($)	Other ($)		Total ($)
Billerbeck, Darin G. President & CEO	0	529	2,000	0		2,529
Bedewi, Joseph G. Corporate VP & CFO	2,267	267	1,144	82,992	(1)	86,671
Potter, Michael G. Former Corporate VP & CFO	292	483	1,000	363,580	(2)	365,424
Milstead, Byron W. Corporate VP & General Counsel	3,442	1,265	2,000	0		6,706
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group	555	719	2,000	0		3,274
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions	268	573	910	323,291	(3)	325,042

(1)	Under the terms of his employment agreement, Mr. Bedewi received relocation assistance of $51,291 and a tax reimbursement of $31,701 on the taxable portion of the relocation assistance.

(2)
Under the terms of his employment agreement, Mr. Potter received a severance payment of $345,150 plus the amount of his monthly premium for continued health insurance coverage under COBRA for up to twelve months, which totaled $18,499.

(3)
Under the terms of his employment agreement, Mr. Fanning received a severance payment of $310,000 plus the amount of his monthly premium for continued health insurance coverage under COBRA for up to nine months, which totaled $13,291.

2011 Grants of Plan-Based Awards Table
The following table sets forth information regarding plan-based awards granted during the fiscal year ended December 31, 2011 to each of our named executive officers.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
			Threshold ($)	Target ($)	Maximum ($)
Billerbeck, Darin G. President & CEO	RSU Grant	2/1/2011				39,683	(2)				250,003
	Cash Incentive Plan Award	2/1/2011	0	270,000	405,000
Bedewi, Joseph G. Corporate VP & CFO	Cash Incentive Plan Award (3)	4/15/2011	0	88,542	177,083
	RSU Grant	5/2/2011				100,000	(2)				692,000
Potter, Michael G. Former Corporate VP & CFO	Cash Incentive Plan Award	2/1/2011	0	147,500	295,000
	RSU Grant	2/1/2011				15,873	(2)				100,000
	Stock Option	2/1/2011						37,175	(4)	6.30	110,250
Milstead, Byron W. Corporate VP & General Counsel	Cash Incentive Plan Award	2/1/2011	0	137,500	275,000
	RSU Grant	2/1/2011				15,873	(2)				100,000
	Stock Option	2/1/2011						37,175	(4)	6.30	110,250
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group	Cash Incentive Plan Award	2/1/2011	0	138	275
	RSU Grant	2/1/2011				15,873	(2)				100,000
	Stock Option	2/1/2011						37,175	(4)	6.30	110,250
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions	Cash Incentive Plan Award		0	146,000	292,000
	RSU Grant	2/1/2011				15,873	(2)				100,000
	Stock Option	2/1/2011						37,175	(4)	6.30	110,250

(1)
Fair value as of the grant date was determined in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used to calculate the value of the option awards are set forth in Note 13 in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended January 1, 2011.

(2)	These RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(3)
The estimated payouts for Mr. Bedewi under the Cash Incentive Plan are pro-rated from the values that could have been earned had Mr. Bedewi been employed with the Company from the beginning of the year. Mr. Bedewi started with the Company on April 11, 2011.

(4)
These stock options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Amounts in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table represent potential payments of awards under our 2011 Cash Incentive Plan (the “2011 Plan”). Each named executive officer’s award is based on a specified percentage of his annual base salary. The compensation committee of the board of directors approved payments under the 2011 Plan in February 2012.
See also the “Compensation Discussion and Analysis” above for more information about our 2011 Plan. Amounts in the Bonus column of the Summary Compensation Table represent signing bonuses paid to the executive officer pursuant to his respective employment agreement. See below for more information regarding these employment agreements.
Other elements of executive compensation include participation in a broad-based life and disability insurance program, broad-based medical benefits, and the ability to defer compensation pursuant to a broad-based 401(k) plan. Matching contributions of up to $2,000 were paid in 2011. Matching contributions vest after four years of employment. The Company does not maintain a pension plan or any other defined benefit retirement plans.

The Company provides certain supplemental life and disability insurance coverage to executive officers and certain other members of senior management. Because the Company negotiates these insurance arrangements on a bulk basis, such insurance coverage, whether issued on a group basis or individually underwritten, is obtained by the Company at rates that are likely to be better than those obtainable by individuals seeking comparable insurance coverage on their own. The premiums paid by the Company for such supplemental insurance are considered a taxable benefit to the employee, and, prior to 2010, the Company made payments on behalf of the executive officers and such other members of senior management for the estimated effect of taxes on such premium payments.
The principal equity component of executive compensation historically has been our employee stock option program. In past years, stock options were typically granted when an executive joined us and on an annual basis thereafter under a replenishment program. Initial stock option grants vest over a period of four years. The purpose of the annual replenishment program is to ensure that our executives always have options that vest in increments over a subsequent four-year period. Stock options are also occasionally granted for promotions or other special achievements. Stock options provide a means of retention and motivation for our executives and also align their interests with long-term stock price appreciation.
All stock option grants have a per share exercise price equal to the fair market value of our stock on the date of grant. The Company has not granted, nor does it intend in the future to grant, equity-based compensation awards (stock options and/or restricted stock units) to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our stock, such as a significant positive or negative earnings announcement. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.
CEO Employment Agreement
Effective November 8, 2010, in connection with the hiring of Darin G. Billerbeck as the President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Billerbeck, which sets forth terms and provisions governing Mr. Billerbeck’s employment as President and Chief Executive Officer. Certain terms of Mr. Billerbeck’s agreement are as follows:
Salary. As of the Start Date, Mr. Billerbeck received a base salary at an annual rate of not less than $450,000.
Annual Incentive. Mr. Billerbeck will be a participant in the Company’s cash incentive plan established by the Company from time to time. Mr. Billerbeck will be eligible for an annual incentive bonus of 60% of his base salary in 2011 and of 100% in subsequent years (or such higher figure as the Compensation Committee of the Board of Directors (the “Committee”) may select) (the “Target Bonus”) upon the achievement of specific milestones to be established by Mr. Billerbeck and the Committee. Upon superior achievement of the performance milestones, Mr. Billerbeck may earn a maximum annual incentive bonus of up to 150% of his Target Bonus.

Sign-on Bonus. Within 30 days of the Start Date, Mr. Billerbeck received a sign-on bonus of $300,000. This bonus was paid in lieu of any relocation expenses.
Stock Options. As of the Start Date, Mr. Billerbeck was granted a non-statutory stock option to purchase 750,000 shares of Company common stock under the Company’s 2001 Stock Plan at an exercise price equal to the closing price of a share of Company common stock on the date of grant. The shares subject to such option will be scheduled to vest at a rate of 25% of the shares subject to the option vesting on the first anniversary of his start date, with an additional 6.25% of the shares subject to the option vesting thereafter in equal quarterly installments.
Mr. Billerbeck is eligible for additional equity grants in accordance with Company guidelines, at times and in amounts to be determined by the Committee.
Employee Benefits. Mr. Billerbeck is eligible to participate in any employee benefit plans or arrangements on no less favorable terms than for other Company executives.
Severance. In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Billerbeck’s employment, the Company will pay Mr. Billerbeck an amount equal to (i) Mr. Billerbeck’s then base salary, plus Mr. Billerbeck’s then target bonus amount, plus (ii) if he elects to continue health insurance coverage under COBRA, the amount of his monthly premium until the earlier of twelve months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment. Additionally, Mr. Billerbeck will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.
If there is an Involuntary Termination of Mr. Billerbeck’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Billerbeck will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Billerbeck an amount equal to (i) 2.0 times Mr. Billerbeck’s then base salary, plus 2.0 times Mr. Billerbeck’s then target bonus amount, plus (ii) duration of COBRA coverage as set forth above.
The severance benefits will be subject to Mr. Billerbeck entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.
Excise Tax. In the event that the severance payments and other benefits payable to Mr. Billerbeck constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Billerbeck’s severance and other benefits shall be either (i) delivered in full, or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Billerbeck on an after-tax basis of the greatest amount of benefits.
Other Executive Employment Agreements
In May 2008, in connection with the hiring of Byron W. Milstead as Corporate Vice President, General Counsel and Secretary, the Company entered into an employment agreement with Mr. Milstead. This agreement outlined the basic terms of Mr. Milstead’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Milstead under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.
In September 2008, in connection with the hiring of Sean P. Riley as Corporate Vice President & General Manager, Infrastructure Business Group, the Company entered into an employment agreement with Mr. Riley. This agreement outlined the basic terms of Mr. Riley’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Riley under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.
In December 2008, the Company entered into an amended and restated employment agreement with Mr. Christopher M. Fanning, its Corporate Vice President & General Manager, Low Density and Mixed Signal Solutions. This agreement outlined the basic terms of Mr. Fanning’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Fanning under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement. Mr. Fanning left the Company on April 23, 2011.
In February 2009, in connection with the hiring of Michael G. Potter as Corporate Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Potter. This agreement outlined the basic terms of Mr. Potter’s compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Potter under the same conditions that such benefits would be required to be paid under the chief executive officer’s employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement. Mr. Potter left the Company on April 15, 2011.
In April 2011, in connection with the hiring of Joseph G. Bedewi as Corporate Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Bedewi. This agreement outlined the basic terms of Mr. Bedewi's compensation package. In addition, the agreement provided for certain severance benefits to be paid to Mr. Bedewi under the same conditions that such benefits would be required to be paid under the chief executive officer's employment agreement. All severance payments were conditioned upon the execution by the recipient of the payment of a release of claims against the Company and his compliance with certain obligations owed to the Company under his employment agreement.

2011 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information with respect to all unexercised options and unvested stock grants as of the fiscal year end, December 31, 2011, that have been previously awarded to the named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Name	Exercisable		Unexercisable
Billerbeck, Darin G. President & CEO	187,500	(2)	562,500	4.86	11/8/2017	39,683	(3)	235,717

Bedewi, Joseph G. Corporate VP & CFO						100,000	(4)	594,000

Potter, Michael G. Former Corporate VP & CFO(5)	0		0	0		0		0

Milstead, Byron W. Corporate VP & General Counsel	0	(6)	50,007	2.32	8/4/2015	4,200	(7)	24,948
	0	(8)	65,000	1.98	11/3/2016	15,873	(3)	94,286
	6,970	(9)	30,205	6.30	2/1/2018
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group	285,625	(10)	84,375	2.27	9/22/2015	15,873	(3)	94,286
	50,000	(8)	50,000	1.98	11/3/2016
	6,970	(9)	30,205	6.30	2/1/2018
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions(11)	0		0	0		0		0

(1)	The market value of shares that have not vested was determined based on the fair market value of the Company’s common stock as of December 30, 2011, the last business day of fiscal 2011.

(2)
These stock options were granted on November 8, 2010. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(3)
These RSUs were granted on February 1, 2011. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(4)
These RSUs were granted on May 2, 2011. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(5)	Vesting of all grants ceased upon the termination of Mr. Potter's employment, and all unexercised stock options expired by their terms three months from the date of termination.

(6)
These stock options were granted on August 4, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(7)
These RSUs were granted on August 4, 2008. The RSUs vest at the rate of 25% of the total RSUs as of one year from the grant date, and at the rate of 6.25% of the total RSUs as of the end of each three-month period thereafter.

(8)
These stock options were granted on November 3, 2009. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(9)
These stock options were granted on February 1, 2011. The options vest at the rate of 6.25% of the total option shares as of three months from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(10)
These stock options were granted on September 22, 2008. The options vest at the rate of 25% of the total option shares as of one year from the grant date, and at the rate of 6.25% of the total option shares as of the end of each three-month period thereafter.

(11)	Vesting of all grants ceased upon the termination of Mr. Fanning's employment, and all unexercised stock options expired by their terms three months from the date of termination.

2011 Option Exercises and Stock Vested Table
The following table sets forth information for the fiscal year ended December 31, 2011 with respect to the shares acquired pursuant to option exercises and shares acquired on vesting of RSUs for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Billerbeck, Darin G. President & CEO
Bedewi, Joseph G. Corporate VP and CFO
Potter, Michael G. Former Corporate VP & CFO	212,500	1,123,563
Milstead, Byron W. Corporate VP & General Counsel	99,175	411,717	5,600	35,714
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions	169,464	801,688	2,822	18,452

(1)	The value realized on exercise was determined based on the difference between the fair market value on the date of exercise and the exercise price.

(2)	The value realized on vesting was determined based on the fair market value of the Company’s common stock on the date of vesting.

Potential Payments upon Termination or Change-In-Control
The following paragraphs summarize the terms of the employment agreements between the Company and each of Mr. Billerbeck, Mr. Bedewi, Mr. Potter, Mr. Milstead, Mr. Riley and Mr. Fanning that provide for payment of benefits to our named executive officers at, following, or in connection with, any termination of such named executive officer’s employment with the Company.
Darin G. Billerbeck
In the event of an “Involuntary Termination” (as defined in the agreement) of Mr. Billerbeck’s employment, the Company will pay Mr. Billerbeck an amount equal to (i) Mr. Billerbeck’s then base salary, plus Mr. Billerbeck’s then target bonus amount, plus (ii) if he elects to continue health insurance coverage under COBRA, the amount of his monthly premium until the earlier of twelve months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment. Additionally, Mr. Billerbeck will become immediately vested in all of his outstanding equity awards as if he continued service with the Company for an additional 12 months.
If there is an Involuntary Termination of Mr. Billerbeck’s employment, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then Mr. Billerbeck will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay Mr. Billerbeck an amount equal to (i) 2.0 times Mr. Billerbeck’s then base salary, plus 2.0 times Mr. Billerbeck’s then target bonus amount, plus (ii) duration of COBRA coverage as set forth above.
The severance benefits will be subject to Mr. Billerbeck entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.
Other Named Executive Officers
Under the terms of the employment agreements with each of Mr. Bedewi, Mr. Milstead and Mr. Riley, in the event that the officer’s employment is terminated by the Company without Cause (as defined in the agreements) or by the Officer for Good Reason (as defined in the agreements), the Company will pay an amount equal to (i) the officer’s then base salary, plus a pro-rata portion of the officer’s then target bonus amount to each of Mr. Bedewi and Mr. Milstead, and (ii) 0.75 times the executive officer’s base salary, plus a pro-rata portion of the executive officer’s target bonus amount to Mr. Riley. Additionally, if the officer elects to continue health insurance coverage under COBRA, the amount of his monthly premium until the earlier of twelve months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment for Mr. Bedewi and Mr. Milstead and the earlier of nine months after the termination date or the date he commences receiving substantially equivalent coverage in connection with new employment for Mr. Riley.
In the event that the officer’s employment is terminated by the Company without Cause or by the Officer for Good Reason, and such termination occurs immediately prior to a change in control or within 24 months following the change in control, then the officer will immediately fully vest in all of his outstanding equity awards. Additionally, the Company will pay the officer an amount equal to the officer’s then base salary, plus the officer’s then target bonus amount, plus the amount of health insurance coverage under COBRA as described earlier.
The severance benefits will be subject to the officer entering into (and not subsequently revoking) a separation agreement and release of claims, and agreeing to certain non-compete, non-solicitation and non-disparagement provisions that would be in effect for 12 months following his termination date.
In connection with his termination, the Company paid Mr. Potter an amount equal to his then base salary, plus a pro rata portion of his then target bonus amount. The Company also paid the amount of his monthly premium for health insurance coverage under COBRA for twelve months following his termination.
In connection with his termination, the Company paid Mr. Fanning an amount equal to 0.75 times his base salary plus the his target bonus amount. The Company also paid the amount of his monthly premium for health insurance coverage under COBRA for nine months following his termination.
The following table provides information regarding the amounts that would have been owed to our current named executive officers if their employment with the Company had been terminated as of December 30, 2011, the last business day of our fiscal year ended December 31, 2011. The table also provides information regarding the amounts actually paid to Mr.

Potter and Mr. Fanning in connection with their terminations.

Name	Basis of Termination	Accrued Unpaid Salary ($)	Unreimbursed Business Expenses ($)	Severance Payment ($)		Continuation of Insurance Benefit ($)	Accelerated Vesting of Stock Options and Restricted Stock Units ($)
Billerbeck, Darin G. President & CEO	Voluntary Termination	8,654	1,033	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	8,654	1,033	720,000	(1)	18,226	305,624	(2)
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	8,654	1,033	1,440,000	(3)	18,226	843,217	(4)
Bedewi, Joseph G. Corporate VP & CFO	Voluntary Termination	4,808	53	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	4,808	53	338,542	(5)	18,226	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	4,808	53	338,542	(6)	18,226	594,000	(7)
Milstead, Byron W. Corporate VP & General Counsel	Voluntary Termination	5,288	3,907	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	5,288	3,907	412,500	(5)	18,226	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	5,288	3,907	412,500	(6)	18,226	557,659	(7)
Riley, Sean P. Corporate VP & General Manager, Infrastructure Business Group	Voluntary Termination	5,288	754	0		0	0
	Terminated without Cause or Termination by Employee with Good Reason	5,288	754	343,750	(8)	13,670	0
	Within 24 months after Change in Control, Terminated without Cause or Termination by Employee with Good Reason	5,288	754	412,500	(6)	18,226	601,942	(7)
Potter, Michael G. Former Corporate VP & CFO	Actual Termination	0	0	345,150		18,499	0
Fanning, Christopher M. Former Corporate VP & General Manager, Low Density & Mixed Signal Solutions	Actual Termination	0	0	310,000		13,291	0

(1)	This amount is equal to 1.0 times Mr. Billerbeck’s base salary plus 1.0 times his target cash award under the 2011 Cash Incentive Plan.

(2)
This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Billerbeck’s employment agreement if the Company had terminated him without Cause or if Mr. Billerbeck had terminated his employment with Good Reason on December 30, 2011. The closing price of our common stock on December 30, 2011 (the last day in fiscal 2011 that financial markets were open) was $5.94.

(3)	This amount is equal to 2.0 times Mr. Billerbeck’s base salary plus 2.0 times his target cash award under the 2011 Cash Incentive Plan.

(4)
This amount represents the aggregate value of the in-the-money stock options that would have become exercisable as a result of acceleration of vesting provided for in Mr. Billerbeck’s employment agreement if, within 24 months following a Change in Control, the Company had terminated Mr. Billerbeck without Cause or if Mr. Billerbeck had terminated his employment with Good Reason on December 30, 2011. The closing price of our common stock on December 30, 2011 (the last day in fiscal 2011 that financial markets were open) was $5.94.

(5)
This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the plan year had been completed) under the 2011 Cash Incentive Plan. For Mr. Bedewi, the target cash award was a pro rata amount based on his start date during the the fiscal year.

(6)	This amount is equal to 1.0 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction) under the 2010 Cash Incentive Plan.

(7)
These amounts represent the aggregate value of the in-the-money stock options that would have become exercisable and RSUs that would have vested as a result of acceleration of vesting provided for in each executive officer’s employment agreement if, within 24 months following a Change in Control, the Company had terminated the executive officer without Cause or if the executive officer had terminated his employment with Good Reason on December 30, 2011. The closing price of our common stock on December 30, 2011 (the last day in fiscal 2011 that financial markets were open) was $5.94.

(8)
This amount is equal to 0.75 times the executive officer’s base salary plus 1.0 times the executive officer’s target cash award (without any pro rata reduction due to the month of the hypothetical termination because the entire plan year had been completed) under the 2011 Cash Incentive Plan.

2011 Director Compensation Table
The following table sets forth information concerning compensation of our non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(9)	Option Awards ($)(10)	Total ($)
Jones, Patrick S., Chairman	122,750	(1)	105,001		227,751
Abrams, Robin A.	18,750	(2)		233,199	251,949
Bourgoin, John	18,750	(3)		233,199	251,949
Coreson, David E.	57,750	(4)	105,001		162,751
Krishnamurthy, Balaji	58,500	(5)	105,001		163,501
Marz, W. Richard	62,750	(6)	105,001		167,751
Parker, Gerhard H.	51,750	(7)	105,001		156,751
Schwarz, Hans	47,500	(8)	105,001		152,501

(1)
Includes a $60,000 retainer for serving as chairman of the board, $10,000 retainer for serving as chairman of the audit committee, $10,000 retainer for serving as a member of the audit committee, $5,000 retainer for serving as a member of the nominating and governance committee, $31,250 retainer as a member of the board of directors, and $6,500 in per meeting fees.

(2)	Includes $10,000 retainer for serving as a member of the audit committee and $8,750 retainer as a member of the board of directors.

(3)	Includes $10,000 retainer for serving as a member of the compensation committee and $8,750 retainer as a member of the board of directors.

(4)
Includes $5,000 retainer for serving as chairman of the nominating and governance committee, $5,000 retainer for serving as a member of the nominating and governance committee, $10,000 retainer for serving as a member of the compensation committee, $31,250 retainer as a member of the board of directors, and $6,500 in per meeting fees.

(5)	Includes $10,000 retainer for serving as a member of the compensation committee, $10,000 retainer for serving as a member of the audit committee, $31,250 retainer as a member of the board of directors, and $7,250 in per meeting fees.

(6)
Includes $10,000 retainer for serving as chairman of the compensation committee, $10,000 retainer for serving as a member of the compensation committee, $5,000 retainer for serving as a member of the nominating and governance committee, $31,250 retainer as a member of the board of directors, and $6,500 in per meeting fees.

(7)
Includes $10,000 retainer for serving as a member of the audit committee, $5,000 retainer for serving as a member of the nominating and governance committee, $31,250 retainer as a member of the board of directors, and $5,500 in per meeting fees.

(8)	Includes $10,000 retainer for serving as a member of the compensation committee, $31,250 retainer as a member of the board of directors, and $6,250 in per meeting fees.

(9)
The amounts provided in this column represent the full grant date fair value of the restricted stock unit awards granted pursuant to our 2011 Non-Employee Director Equity Incentive Plan to each director and former director in the fiscal year ended December 31, 2011, determined in accordance with ASC 718, excluding the effect of any estimated forfeitures. The aggregate number of unvested RSU awards outstanding under our 2001 Outside Directors' Stock Option Plan or our 2011 Non-Employee Director Equity Incentive Plan for each director as of the Company's fiscal year end, December 31, 2011, is as follows: Mr. Jones 15,464, Ms. Abrams 0, Mr. Bourgoin 0, Mr. Coreson 15,464, Mr. Krishnamurthy 15,464, Mr. Marz 15,464, Mr. Parker 15,464 and Mr. Schwarz 15,464.

(10)
The amounts provided in this column represent the full grant date fair value of the awards granted pursuant to our 2011 Non-Employee Director Equity Incentive Plan to each director and former director in the fiscal year ended December 31, 2011, determined in accordance with ASC 718, excluding the effect of any estimated forfeitures. The assumptions used to calculate the value of the option awards are set forth in Note 13 in the Notes to Consolidated Financial Statement in our Annual Report on Form 10-K for the year ended December 31, 2011. In prior years, directors received stock options under our 2001 Outside Directors' Stock Option Plan. The aggregate number of option awards outstanding under our 2001 Outside Directors’ Stock Option Plan or our 2011 Non-Employee Director Equity Incentive Plan for each director as of the Company’s fiscal year end, December 31, 2011, is as follows: Mr. Jones 211,500, Ms. Abrams 90,000, Mr. Bourgoin 90,000, Mr. Coreson 130,500, Mr. Krishnamurthy 191,250, Mr. Marz 151,875, Mr. Parker 191,250, and Mr. Schwarz 112,500.

Narrative Discussion to Director Compensation Table
RSU and option grants were awarded in 2011 to our non-employee directors under the Company’s 2011 Non-Employee Director Equity Incentive Plan. Outside directors receive an initial grant of 90,000 stock options on the date of the directors election or appointment to the board of directors. The first grant becomes exercisable in installments cumulatively with respect to 1/3 of the optioned stock each of the first three anniversaries of the grant date thereafter, so that 100% of the optioned stock shall be exercisable on the third anniversary of the date of grant, provided that the director continues to serve as a director on such dates. The options have a term of ten years. Directors also automatically receive an RSU award at the board of directors meeting following each annual meeting of stockholders for a number of shares of Common Stock determined by dividing $105,000 by the fair market value of a share of the Common Stock on the grant date, which grants shall vest and become payable with respect to 100% of the RSUs on the first anniversary of the grant date, provided that the director continues to serve as a director on such dates.
In March 2011, the Company modified its cash compensation for non-employee directors to provide for the payment of an annual retainer for service on the board of directors and its standing committees, rather than separate payments for attendance at board of directors or committee meetings.  Under the new compensation program, each director receives a cash retainer of $35,000 per year for service on the Board, the chairperson of the board of directors receives an annual retainer of $40,000, the chairpersons of the audit, compensation and nominating and governance committees receive annual retainers of $10,000, $10,000 and $5,000, respectively, and each committee member receives a committee service retainer of an equal amount.  The new compensation program became effective during the second fiscal quarter of fiscal 2011.  The amounts paid to directors during fiscal 2011 reflect payments made under the former program for first quarter activities and payments made under the modified program for service during the remainder of the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our compensation committee during 2011 were Mr. Bourgoin, Mr. Coreson, Mr. Krishnamurthy, Mr. Marz, and Mr. Schwarz. None of the members of the committee was or is one of our officers or employees, nor has any member of the committee had any relationship requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this 2012 proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and this proxy statement for the 2012 annual meeting of stockholders.
Compensation Committee
John Bourgoin, Chairman
David E. Coreson
Balaji Krishnamurthy
W. Richard Marz
Hans Schwarz

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal year 2011, there was not, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
The Company’s published Standards of Ethics and Conduct provide that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.
Under the Company’s Standards of Ethics and Conduct, if a related party transaction is to be entered into, it must be fully disclosed to the Chief Financial Officer in advance, and if determined to be material by the Chief Financial Officer, the transaction must be reviewed and approved in advance by the audit committee of the board of directors. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by the audit committee.
Any approved related party transactions must be structured and conducted in a manner such that no preferential treatment is given to the related party.
In addition, the Company’s published Director Code of Ethics provides that no director may receive any material personal profit or advantage in connection with any transaction involving the Company without disclosure and approval of the chairman of the nominating and governance committee (or other member of the nominating and governance committee, if the director in question is the chairman). Furthermore, no director may have a material personal or family financial interest in any Company supplier, customer, reseller or competitor that might cause divided loyalty, or the appearance of divided loyalty, without advance disclosure and approval by the nominating and governance committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth, as of March 9, 2012, information about (i) persons known to us to be the beneficial owners of more than five percent of our outstanding common stock, (ii) each director and named executive officer and (iii) all directors and executive officers as a group. The address for each of our executive officers and directors is 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of Shares)(1)		Percent of Class
BlackRock, Inc. 40 E. 52ndStreet New York, NY 10022	10,222,753	(2)	8.71%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 and Columbia Management Investment Advisers, LLC 225 Franklin St.Boston, MA 02110	8,618,956	(3)	7.34%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	7,145,165	(4)	6.08%
Invesco Ltd. 1555 Peachtree Street NE Atlanta, GA 30309	6,451,856	(5)	5.5%
Sean P. Riley, Corporate Vice President & General Manager, Infrastructure Business Group	391,225	(6)	*
Darin G. Billerbeck, Director, President & CEO	289,718	(7)	*
Gerhard H. Parker, Director	228,589	(8)	*
Patrick S. Jones, Director	200,839	(9)	*
Balaji Krishnamurthy, Director	172,339	(10)	*
W. Richard Marz, Director	149,214	(11)	*
Hans Schwarz, Director	102,089	(12)	*
David E. Coreson, Director	74,939	(13)	*
Byron W. Milstead, Corporate Vice President & General Counsel	50,209	(14)	*
Joseph G. Bedewi, Corporate Vice President & CFO	25,000	(15)	*
Robin A. Abrams, Director	0		*
John Bourgoin, Director	0		*
Michael G. Potter, Former Corporate Vice President and CFO	0		*
Christopher M. Fanning, Former Corporate Vice President & General Manager, Low Density & Mixed Signal Solutions	0		*
All directors and executive officers as a group (14 persons)	1,684,191	(16)	1.4%

*	Less than one percent.

(1)	Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares, subject to community property laws where applicable.

(2)	Based solely on information contained in a Form 13G/A filed on February 10, 2012 by BlackRock, Inc., which reported sole voting and dispositive power as to 10,222,753 shares.

(3)
Based solely on information contained in a Form 13G filed on February 13, 2012 by Ameriprise Financial, Inc., which reported shared voting power as to 7,235,324 shares, and shared dispositive power as to 8,618,956 shares. Ameriprise Financial, Inc. is the parent company of Columbia Management Investment Advisers, LLC.

(4)
Based solely on information contained in a Form 13 G/A filed on February 9, 2012 by The Vanguard Group, Inc., which reported sole voting power as to 183,815 shares, sole dispositive power as to 6,961,350 shares, and shared dispositive power as to 183,815 shares.

(5)
Based solely on information contained in a Form 13G filed on February 14, 2012 by Invesco Ltd., which reported sole voting power by Invesco Advisers, Inc. as to 5,737,501 shares and by Invesco PowerShares Capital Management as to 135,739 shares and sole dispositive power by Invesco Advisers, Inc. as to 6,316,117 shares and by Invesco PowerShares Capital Management as to 135,739 shares.

(6)	Includes 387,867 shares exercisable under options and 992 RSUs vesting within 60 days of March 9, 2012.

(7)	Includes 281,250 shares exercisable under options and 2,480 RSUs vesting within 60 days of March 9, 2012.

(8)	Includes 163,125 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(9)	Includes 183,375 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(10)	Includes 151,875 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(11)	Includes 123,750 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(12)	Includes 84,375 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(13)	Includes 57,375 shares exercisable under options and 15,464 RSUs vesting within 60 days of March 9, 2012.

(14)	Includes 36,412 shares exercisable under options and 2,392 RSUs vesting within 60 days of March 9, 2012.

(15)	Includes 25,000 RSUs vesting within 60 days of March 9, 2012.

(16)
The number of shares beneficially owned by all of our directors and executive officers as a group includes 1,469,404 shares exercisable under options and 123,648 RSUs vesting within 60 days of March 9, 2012.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2011, with respect to shares of our common stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares subject to outstanding options assumed by us in connection with mergers and acquisitions. Footnote (4) to the table sets forth the total number of shares of our common stock issuable upon the exercise of those assumed options as of December 31, 2011, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights		(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
	(in thousands except per share amounts)
Equity compensation plans:
Approved by security holders	9,287	(1)	$4.22	(3)	9,771	(2)
Not approved by security holders	—		—		—
Total(4)	9,287		$4.22		9,771

(1)
Consists of shares of our common stock issuable upon exercise of options or payment of RSUs under the 1996 Stock Incentive Plan, the 2001 Stock Plan, the 2001 Outside Directors’ Stock Option Plan and the 2011 Non-Employee Director Equity Incentive Plan. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under our existing Employee Stock Purchase Plan.

(2)
Includes approximately 47,655 shares reserved for issuance under our existing Employee Stock Purchase Plan, which provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the six-month offering period or a purchase date applicable to such offering period, whichever is lower. Also includes approximately 9,246,359 shares reserved for issuance under our 1996 Stock Incentive Plan, which may be granted pursuant to stock options, stock appreciation rights, stock awards or restricted stock or units.

(3)
The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted average exercise price also excludes the rights outstanding under our existing Employee Stock Purchase Plan.

(4)
The table does not include information for the stock options assumed by us in connection with mergers and acquisitions. At December 31, 2011, a total of 3,424 shares of our common stock were issuable upon exercise of those assumed options. The weighted-average exercise price of those assumed options is $2.54 per share.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all forms they file pursuant to Section 16(a).
Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, for fiscal 2011, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee has approved the appointment of KPMG LLP (“KPMG”) to act as our independent registered public accounting firm for the fiscal year ending December 29, 2012, subject to ratification of the appointment by the stockholders. Although ratification is not legally required, we are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our current fiscal year in the interest of good corporate governance.
Audit and Related Fees
Under its charter the audit committee reviewed and pre-approved all audit and permissible non-audit services performed by KPMG. The audit committee also reviewed and pre-approved the proposed fees to be charged by KPMG for such services, and ratified any increase in fees resulting from an increase in the scope of work to be performed. In its review of non-audit services, the audit committee considered whether the provision of such services was compatible with maintaining the independence of KPMG. The following table sets forth the fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for fiscal years 2011 and 2010, and fees billed for other services rendered by KPMG during those periods.

	2011	2010
Audit Fees(1)	$1,273,000	$799,000
Tax Fees(2)	109,000	24,000
All Other Fees	—	—
Total fees	$1,382,000	$823,000

(1)
This category includes fees billed for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, for statutory audits of certain of our international subsidiaries for fiscal 2010. This category, for fiscal 2011, includes fees billed for the audit of the annual financial statements included in our Annual Report on Form 10-K, review of the quarterly financial statements included in our quarterly reports on Form 10-Q, audit of our internal controls, issuance of consents and assistance with and review of documents filed with the SEC, for statutory audits of certain of our international subsidiaries and also includes audit fees for SiliconBlue Technologies Limited's annual financial statements for fiscal year 2010 incurred after the acquisition of SiliconBlue Technologies Limited by the Company in December 2011.

(2)	This category includes fees billed for tax compliance, tax planning and tax advice.
The audit committee reviews and approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm (or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible). In this regard, the audit committee has the sole authority to approve the hiring and firing of the independent registered public accounting firm, and to determine all audit and non-audit engagement fees and terms with the independent registered public accounting firm.
The audit committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for the fiscal year ending December 29, 2012, the Audit Committee carefully considered that firm’s qualifications and performance during fiscal 2011.
Representatives of KPMG have been invited and are expected to attend the annual meeting, will be given the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.
Required Vote
The proposal to ratify the appointment of KPMG requires the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal at the meeting. If the appointment of KPMG is not ratified, the audit committee will take the vote under advisement in evaluating whether to retain KPMG.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 29, 2012.

ANNUAL REPORT
Our 2011 Annual Report to Stockholders was provided to our stockholders together with this proxy statement. We will furnish without charge, upon the written request of any person who was a stockholder or a beneficial owner of our common stock at the close of business on March 9, 2012, an additional copy of our Annual Report on Form 10-K for our most recent fiscal year filed with the SEC on March 9, 2012, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

OTHER BUSINESS
The board of directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth herein, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote the shares they represent as the board of directors may recommend or if no such recommendation is given, in the discretion of such persons.

METHOD AND COST OF SOLICITATION
The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, certain of our employees, for no additional compensation, may request the return of proxies personally or by telephone, fax, or e-mail. We will, on request, reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of our stock to execute proxies. The Company may also engage the services of a third party firm to aid in the solicitation of proxies.

STOCKHOLDER PROPOSALS
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
To be considered for inclusion in the proxy statement relating to next year’s annual meeting, a stockholder proposal must be received at our principal executive offices no later than December 11, 2012. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.
Other Stockholder Proposals and Director Nominations
If a stockholder wishes to present a stockholder proposal at our next annual meeting that is not intended to be included in the proxy statement or to nominate a person for election to our board of directors at the annual meeting, the stockholder must provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

(1)	not earlier than the close of business on December 11, 2012; and

(2)	not later than the close of business on January 11, 2013.
If the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 or of a nomination for election to our board of directors must be received no later than the close of business on the later of 120 days prior to the meeting and 10 days after public announcement of the meeting date. Notices of intention to present proposals or to nominate persons for election to our board of directors at the next annual meeting should be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals.
Multiple Copies of Proxy Materials
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or annual reports. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card that you receive.
If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2011 Annual Report to Stockholders and this proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact us to request a separate copy. Your request may be addressed to the Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, or you may contact the Secretary at (503) 268-8000 or by sending an email message to byron.milstead@latticesemi.com with “Request for Proxy Materials” in the subject line and provide your name and address. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address, phone number and e-mail address to request delivery of a single copy of these materials.
It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Therefore, whether or not you expect to be present at the meeting, please vote your shares as soon as possible. You can vote your shares over the Internet or by telephone. In addition, if you receive a proxy card by mail, you can vote by signing and dating the proxy card and returning it in the envelope provided.
By Order of the Board of Directors
Byron W. Milstead
Secretary
Hillsboro, Oregon
April 11, 2012

ANNEX 1
LATTICE SEMICONDUCTOR CORPORATION
2012 EMPLOYEE STOCK PURCHASE PLAN
The Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan is comprised of two subplans as set forth below, each of which is intended to constitute a separate offering: the Lattice Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Lattice Semiconductor Corporation International Employee Stock Purchase Plan.
Subject to adjustment from time to time as provided in Section 9 of each subplan, the number of shares of the Common Stock of Lattice Semiconductor Corporation reserved for sale and authorized for issuance pursuant to the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan comprised of the Lattice Semiconductor Corporation U.S. Employee Stock Purchase Plan and the Lattice Semiconductor Corporation International Employee Stock Purchase Plan is 3,000,000 shares, subject to adjustment as set forth in Section 9 of each subplan. Shares of Common Stock to be issued under the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan shall be drawn from authorized and unissued shares, or shares now held or subsequently acquired by the Company as treasury shares.

LATTICE SEMICONDUCTOR CORPORATION
U.S. EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE
The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, but the Company makes no representation of such status or undertaking to maintain such status. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section 423 of the Code.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ELIGIBILITY REQUIREMENTS

3.1	Initial Eligibility
Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which Employee completes six (6) months of continuous employment; and (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2	Limitations on Eligibility
The following Employees are not eligible to participate in the Plan:
(a)    Employees who have been continuously employed for fewer than six (6) months;
(b)    Employees whose customary employment is twenty (20) hours or less per week;
(c)    Employees whose customary employment is for five (5) months or less in any calendar year; and
(d)    Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee).
SECTION 4. ENROLLMENT
Any Eligible Employee may enroll in the Plan for any Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Committee the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 8.1.
SECTION 5. GRANT OF OPTIONS ON ENROLLMENT

5.1	Option Grant
Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2	Option Expiration
An option granted to a Participant pursuant to the Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3	Purchase of Shares
(a)    An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that such option shall be for a maximum number of shares determined by dividing $25,000 by the Fair Market Value of the Shares on the first day of the applicable Offering Period; provided, further, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.
(b)    Notwithstanding anything to the contrary herein, to the extent required by Section 423 of the Code, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) that would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000.
(c)    Any payments made by a Participant in excess of the limitations of this Section 5.3 shall be returned to the Participant in accordance with procedures established by the Committee.
SECTION 6. PAYMENT
(a)    The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee; provided, however, that unless the Committee determines otherwise for a future Purchase Period, any payroll deductions must be in one percent (1%) increments comprising not less than one percent (1%) and not more than ten percent (10%) of a Participant's Eligible Compensation received on each pay day during the Purchase Period. Payment amounts shall be credited on a bookkeeping basis to a Participant's Account under the Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.
(b)    Any payroll deductions for a Participant shall commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Purchase Date.
SECTION 7. PURCHASE OF SHARES

7.1	Option Exercise
Any option held by a Participant that was granted under the Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2	Refund of Excess Amount
If, after a Participant's exercise of an option under Section 7.1, an amount remains credited to the Participant's Account as of a Purchase Date (including after return of any amount pursuant to Section 5.3(c)), then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3	Employees of Subsidiary
In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

7.4	Pro Rata Allocation
If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under the Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

7.5	Notice of Disposition
If a Participant or former Participant who is subject to United States federal income tax sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan, then such Participant or former Participant shall notify the Company or the Employer in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition. Without limitation on the Participant or former Participant's ability to sell, transfer or otherwise make a disposition of Shares and without limitation on Section 11.2, Participants and former Participants must maintain any Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant at the broker designated by the Committee, unless the Committee determines otherwise.

SECTION 8. WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVES OF ABSENCE

8.1	Withdrawal From the Plan
A Participant may withdraw all funds accumulated in the Participant's Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the ten (10) days prior to the Purchase Date for such Purchase Period, or by such longer time period in advance of the Purchase Date as the Committee may require. If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant's payroll withholding for the Plan and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn from a Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan as of the next subsequent Enrollment Date, if any, in accordance with Section 4.2.

8.2	Termination of Participation
Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.

8.3	Leaves of Absence
If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee or required by Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR SALE OF ASSETS

9.1	Adjustments Upon Changes in Capitalization
Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares that have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period or Purchase Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan that have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2	Adjustment Upon Dissolution, Liquidation, Merger or Sale of Assets
Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company's outstanding voting securities, sale, lease, exchange or other transfer of all or substantially all of the Company's assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares that may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares that a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under the Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.
SECTION 10. DESIGNATION OF BENEFICIARY
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate.
SECTION 11. ADMINISTRATION

11.1	Administration by Committee
The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2	Authority of Committee
(a)    The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive and each action of the Committee shall be binding on all persons.

(a)    In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules that allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided, however, that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of Section 423 of the Code and the regulations thereunder.

11.3	Administrative Modifications
The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.
SECTION 12. NUMBER OF SHARES
Subject to adjustment as set forth in Section 9, the number of Shares reserved for sale and authorized for issuance pursuant to the 2012 Employee Stock Purchase Plan is 3,000,000 Shares, and therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Lattice Semiconductor Corporation International Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the 2012 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.
SECTION 13. MISCELLANEOUS

13.1	Restrictions on Transfer
Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution, or by a beneficiary designation as permitted by Section 10. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2	Administrative Assistance
If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3	Treatment of Non-U.S. Participants
Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Date Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4	Withholding
The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the

Company or any member of the Employer, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

13.5	Equal Rights and Privileges
All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan that is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Section 423 of the Code. This Section 13.5 shall take precedence over all other provisions in the Plan.

13.6	Applicable Law
The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.7	Amendment and Termination
The Board may amend, alter, or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way that will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment that would amend or modify the Plan in a manner requiring shareholder approval under Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such shareholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.7.
If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.8	No Right of Employment
Neither the grant nor the exercise of any rights to purchase Shares under the Plan nor anything in the Plan shall impose upon the Company or any member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.9	Rights as Shareholder
No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.10	Governmental Regulation
The Company's obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.11	Gender
When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.12	Condition for Participation
As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification and holding requirements of Section 7.5) and the determinations of the Committee.

APPENDIX A

DEFINITIONS
As used in the Plan,
"2012 Employee Stock Purchase Plan" means the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, of which the Plan is a subplan.
"Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.
"Board" means the Board of Directors of the Company.
"Code" means the Internal Revenue Code of 1986, as amended.
"Committee" means the Compensation Committee or any other committee appointed by the Board to administer the Plan.
"Common Stock" means the common stock, par value $0.01 per share, of the Company.
"Company" means Lattice Semiconductor Corporation, a Delaware corporation.
"Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.
"Designated Subsidiary" means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and that has adopted the Plan with the approval of the Committee in its sole and absolute discretion.
"Effective Date" means the date on which the Plan is approved by the Company's stockholders.
"Eligible Compensation" means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation for a future Offering Period.
"Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Section 3.
"Employee" means any individual who is an employee of the Employer for tax purposes.
"Employer" means the Company or any Designated Subsidiary of the Company by which an Employee is employed.
"Enrollment Date" means the first Trading Day of an Offering Period.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" means, as of any date, the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
"Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.
"Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.
"Offering Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than eighteen (18) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.
"Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.
"Plan" means this Lattice Semiconductor Corporation U.S. Employee Stock Purchase Plan.
"Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.
"Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.
"Purchase Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than eighteen (18) months from the Grant Date.
"Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:
(1)    The Grant Price and
(2)    The Purchase Date Price.
"Shares" means shares of the Company's Common Stock.
"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
"Trading Day" means a day on which the NASDAQ Stock Market, the New York Stock Exchange or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

LATTICE SEMICONDUCTOR CORPORATION
INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE
The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.
SECTION 2. DEFINITIONS
Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.
SECTION 3. ELIGIBILITY REQUIREMENTS

3.1	Initial Eligibility
Except as provided in Section 3.2, each Employee shall become eligible to participate in the Plan in accordance with Section 4 on the first Enrollment Date on or following the later of (a) the date on which such Employee completes six (6) months of continuous employment, or such shorter period determined appropriate by the Committee; and (b) the Effective Date. Participation in the Plan is entirely voluntary.

3.2	Limitations on Eligibility
Unless otherwise determined appropriate by the Committee, the following Employees are not eligible to participate in the Plan:
(a)    Employees who have been continuously employed for fewer than six (6) months, or such shorter period determined appropriate by the Committee;
(b)    Employees whose customary employment is twenty (20) hours or less per week; and
(c)    Employees whose customary employment is for five (5) months or less in any calendar year.
SECTION 4. ENROLLMENT
Any Eligible Employee may enroll in the Plan for an Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period. Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Committee, the enrollment election or designated rate of payroll deduction prior to the Cut-Off Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 8.1.
SECTION 5. GRANT OF OPTIONS ON ENROLLMENT

5.1	Option Grant
Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

5.2	Option Expiration
An option granted to a Participant pursuant to the Plan shall expire, if not terminated for any reason first, on the earliest to occur of: (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 7; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

5.3	Purchase of Shares
An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant's Account as of such Purchase Date will purchase at the applicable Purchase Price; provided, however, that the Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.
SECTION 6. PAYMENT
(a)    The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, through payroll deductions from Eligible Compensation, the terms and conditions of which are designated by the Committee; provided, however, that unless the Committee determines otherwise for a future Purchase Period, any payroll deductions must be in one percent (1%) increments comprising not less than one percent (1%) and not more than ten percent (10%) of a Participant's Eligible Compensation received on each pay day during the Purchase Period. Payment amounts shall be credited on a bookkeeping basis to a Participant's Account under the Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.
(b)    Any payroll deductions for a Participant shall commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Purchase Date.
SECTION 7. PURCHASE OF SHARES

7.1	Option Exercise
Any option held by a Participant that was granted under the Plan and that remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole Shares, as determined by the Committee, that the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 5.3). Options for other Shares for which options have been granted that are not purchased on the last Purchase Date during the Offering Period shall terminate. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of an option, the Committee may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

7.2	Refund of Excess Amount
If, after a Participant's exercise of an option under Section 7.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date.

7.3	Employees of Subsidiary
In the case of Participants employed by a Designated Subsidiary, the Committee may provide for Shares to be sold through the Subsidiary to such Participants.

7.4	Pro Rata Allocation
If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 7, when aggregated with all Shares for which options have been previously exercised under the Plan, exceeds the maximum number of Shares reserved in Section 12, the Company may, in accordance with Section 12, allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

SECTION 8. WITHDRAWAL FROM THE PLAN, TERMINATION
OF EMPLOYMENT, AND LEAVES OF ABSENCE

8.1	Withdrawal From The Plan
A Participant may withdraw all funds accumulated in the Participant's Account from the Plan during any Purchase Period by delivering a notice of withdrawal to the Company or the Employer (in a manner prescribed by the Committee) at any time up to but not including the ten (10) days prior to the Purchase Date for such Purchase Period, or by such longer time period in advance of such Purchase Date as the Committee may require. If notice of complete withdrawal from the Plan as described in the preceding sentence is timely received, the Company or the Employer will cease the Participant's payroll withholding for the Plan and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn from a Purchase Period may not return funds to the Company or the Employer during that Purchase Period and require the Company or the Employer to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any, in accordance with Section 4.2.

8.2	Termination of Participation
Participation in the Plan terminates immediately on the date on which a Participant ceases to be employed by the Company or the Employer for any reason whatsoever or otherwise ceases to be an Eligible Employee, and all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible.

8.3	Leaves of Absence
If a Participant takes a leave of absence, such Participant shall have the right, in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 8.1. To the extent determined by the Committee, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

SECTION 9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
DISSOLUTION, LIQUIDATION, MERGER OR SALE OF ASSETS

9.1	Adjustments Upon Changes in Capitalization
Subject to any required action by the stockholders of the Company, the right to purchase Shares of Common Stock covered by a current Offering Period and the number of Shares that have been authorized for issuance under the Plan for any future Offering Period, the maximum number of Shares each Participant may purchase each Offering Period or Purchase Period (pursuant to Section 5.3 hereof), as well as the price per Share and the number of Shares covered by each right under the Plan that have not yet been purchased shall be proportionately adjusted in the sole discretion of the Committee for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or recapitalization, reorganization, consolidation, split-up, spin-off, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided otherwise by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

9.2	Adjustments Upon Dissolution, Liquidation, Merger or Sale of Assets
Without limitation on the preceding provisions, in the event of any dissolution, liquidation, merger, consolidation, sale of all or substantially all of the Company's outstanding voting securities, sale, lease, exchange or other transfer of all or substantially all of the Company's assets, or any similar transaction as determined by the Committee in its sole discretion, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares that may be delivered under Section 12, in the number, class of or price of Shares available for purchase under the Plan and in the number of Shares that a Participant is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under the Plan, in the event of any such transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date, or to take such other action deemed appropriate by the Committee.

SECTION 10. DESIGNATION OF BENEFICIARY
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate.
SECTION 11. ADMINISTRATION

11.1	Administration by Committee
The Plan shall be administered by the Committee. The Committee shall have the authority to delegate duties to officers, directors or employees of the Company.

11.2	Authority of Committee
The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures, the requirement that Shares be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Employer. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive and each action of the Committee shall be binding on all persons. The Committee may adopt special or different rules for the operation of the Plan for different Participants, including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.

11.3	Administrative Modifications
The Plan provisions relating to the administration of the Plan may be modified by the Committee from time to time as may be desirable to satisfy any requirements of or under the securities or other applicable laws of the United States or other jurisdiction, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable legal, accounting or other consequences or for any other purpose deemed appropriate by the Committee.
SECTION 12. NUMBER OF SHARES
Subject to adjustment as set forth in Section 9, the number of Shares are reserved for sale and authorized for issuance pursuant to the 2012 Employee Stock Purchase Plan is 3,000,000 Shares, and therefore, the number of Shares authorized for issuance pursuant to the Plan is the number of Shares specified above less the number of Shares issued pursuant to the Lattice Semiconductor Corporation U.S. Employee Stock Purchase Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the 2012 Employee Stock Purchase Plan. If on a given Purchase Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.
SECTION 13. MISCELLANEOUS

13.1	Restrictions on Transfer
Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution, or by a beneficiary designation as permitted by Section 10. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 8.1.

13.2	Administrative Assistance
If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

13.3	Treatment of Non-U.S. Participants
Participants who are employed by non-U.S. Designated Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars. The exchange rate and method for such conversion will be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the Purchase Price permitted under the Plan. Each Participant shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Participant contributions are converted to U.S. dollars and the following Purchase Date.

13.4	Withholding
The Company or any Employer shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Employer, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

13.5	Applicable Law
The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Oregon.

13.6	Amendment and Termination
(a)    The Board may amend, alter, or terminate the Plan at any time; provided, however, that no amendment that would amend or modify the Plan in a manner requiring shareholder approval under the requirements of any securities exchange on which the Shares are traded shall be effective unless such shareholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 11.3, subject to the conditions set forth in this Section 13.6.
(b)    If the Plan is terminated, the Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

13.7	No Right of Employment
Neither the grant nor the exercise of any rights to purchase Shares under the Plan nor anything in the Plan shall impose upon the Company or any member of the Employer any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Employer to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

13.8	Rights as Shareholder
No Participant shall have any rights as shareholder unless and until Shares have been issued to him or her.

13.9	Governmental Regulation
The Company's obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

13.10	Gender
When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

13.11	Condition for Participation
As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan and the determinations of the Committee.

APPENDIX A

DEFINITIONS
As used in the Plan,
"2012 Employee Stock Purchase Plan" means the Lattice Semiconductor Corporation 2012 Employee Stock Purchase Plan, of which the Plan is a subplan.
"Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.
"Board" means the Board of Directors of the Company.
"Code" means the Internal Revenue Code of 1986, as amended.
"Committee" means the Compensation Committee or any other committee appointed by the Board to administer the Plan.
"Common Stock" means the Common Stock, par value $0.001 per share, of the Company.
"Company" means Lattice Semiconductor Corporation, a Delaware corporation.
"Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.
"Designated Subsidiary" means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan and that has adopted the Plan with the approval of the Committee in its sole and absolute discretion.
"Effective Date" means the date on which the Company's stockholders approve the Plan.
"Eligible Compensation" means all base gross earnings, including such amounts of gross earnings as are deferred by an Eligible Employee (a) under a qualified cash or deferred arrangement described in Section 401(k) of the Code or (b) to a plan qualified under Section 125 of the Code. Eligible Compensation does not include overtime, cash bonuses, commissions, severance pay, hiring and relocation bonuses, pay in lieu of vacations or sabbaticals, sick leave, gain from stock option exercises or any other special payments. The Committee, in its discretion, may establish a different definition of Eligible Compensation for a future Offering Period.
"Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Section 3.
"Employee" means any individual who is an employee of the Employer for purposes of the Plan as determined by the Committee.
"Employer" means the Company or any Designated Subsidiary of the Company by which an Employee is employed.
"Enrollment Date" means the first Trading Day of an Offering Period.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Fair Market Value" means, as of any date, the closing sales price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
"Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 5.
"Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.

"Offering Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall in no event end later than eighteen (18) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.
"Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Section 4.
"Plan" means this Lattice Semiconductor Corporation International Employee Stock Purchase Plan.
"Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.
"Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.
"Purchase Period" means the period beginning and ending on the dates designated by the Committee; provided, that each period shall, in no event end later than eighteen (18) months from the Grant Date.
"Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:
(1)    The Grant Price and
(2)    The Purchase Date Price.
"Shares" means shares of the Company's Common Stock.
"Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
"Trading Day" means a day on which the NASDAQ Stock Market, the New York Stock Exchange or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

LATTICE SEMICONDUCTOR CORPORATION

INTERNET
http://www.proxyvoting.com/lscc
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 THROUGH 4.

Please mark your votes as indicated in this example X

1. ELECTION OF DIRECTORS

Nominees:

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 Darin G. Billerbeck	05 Balaji Krishnamurthy	☐	☐	☐
02 Patrick S. Jones	06 W. Richard Marz			
03 Robin A. Abrams	07 Gerhard H. Parker			
04 John Bourgoin	08 Hans Schwarz			

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Lattice Semiconductor Corporation account online.

Access your Lattice Semiconductor Corporation account online via Investor ServiceDirect® (ISD).

The transfer agent for Lattice Semiconductor Corporation now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink**℠ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: **http://bnymellon.mobular.net/bnymellon/lscc**

▼ FOLD AND DETACH HERE ▼

PROXY

LATTICE SEMICONDUCTOR CORPORATION

Annual Meeting of Stockholders — May 2, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Patrick S. Jones and Darin G. Billerbeck, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lattice Semiconductor Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 2, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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